On January 25, 2011, the Securities and Exchange Commission declared effective our registration statement on Form N-2 (registration number 333-166636, the "Registration Statement") for our offering of a minimum of 250,000 and a maximum of 150,000,000 shares of our common stock which is offered by the dealer manager on a "reasonable best efforts" basis.  THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES FOR THE COMPANY'S EXISTING STOCKHOLDERS ONLY. This communication shall not be used as, nor constitute, marketing or sales materials in connection with a sale of the Company's securities offered pursuant to the Registration Statement. This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the Company pursuant to the Registration Statement. The offering of the Company's securities will be made only by means of a prospectus which is a part of the Registration Statement.

COMMUNICATION FOR BROKER DEALERS AND FINANCIAL ADVISORS AFFILIATED WITH THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA SELLING GROUP WHO HAVE CLIENTS INVESTED IN THE COMPANY

Dear Financial Advisor,

We are pleased to attach for your reference the Business Development Corporation of America (“BDCA”) 2011 annual report, shareholder letter and proxy materials mailed this week to stockholders of record as of Thursday, April 19, 2012. These materials have been forwarded to stockholders in connection with the BDCA 2012 Annual Meeting of Stockholders to be held on Wednesday, June 6, 2012 (the “Annual Meeting”). Stockholders are being asked to vote their shares for matters referenced in the proxy, including the election of directors. Stockholders may vote by returning the completed proxy card in the postage paid envelope provided or by using the telephone or internet voting options described in the proxy.

BDCA must receive votes representing at least 50% of outstanding shares on or prior to June 6, 2012 in order to reach a quorum at the Annual Meeting. If necessary, BDCA or its proxy solicitor, Broadridge Financial Solutions, Inc., may contact stockholders directly prior to the Annual Meeting in order to secure the requisite number of votes. Please encourage your clients to vote should they contact you regarding the proxy.

The BDCA proxy may also be found at the following hyperlink:

http://sec.gov/Archives/edgar/data/1490927/000114420412024134/v310380_def14a.htm

We appreciate your continued support and any assistance you may provide in connection with your clients voting their proxy at their earliest convenience.

Please feel free to call us at 877-373-2522 with any questions that you have on these materials.

Sincerely,

Edward M. Weil, Jr.	Louisa Quarto
Chief Executive Officer, Realty Capital Securities, LLC	President, Realty Capital Securities, LLC

Business Development Corporation of America

2011 Annual Report

THIS IS A SHAREHOLDER COMMUNICATION NOT FOR USE AS A SALES MATERIAL.

Business Development Corporation of America

Business Development Corporation of America, a Maryland corporation (which we refer to in this Annual Report as the “Company”) may also be referred to herein as “we,” “us,” “our,” or like terms.

This Annual Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our actual results could differ materially from those set forth in each forward-looking statement. Certain factors that might cause such a difference are discussed in this Annual Report, including in the section entitled “Forward-Looking Statements” included elsewhere in this Annual Report. You should also review the section of this Annual report entitled “Risk Factors” for a discussion of various risks that could adversely affect us.

On January 25, 2011, the Securities and Exchange Commission declared effective our registration statement on Form N-2 (registration number 333-166636, the “Registration Statement”) for our offering of a minimum of 250,000 and a maximum of 150,000,000 shares of our common stock which is offered by the dealer manager on a “reasonable best efforts” basis. THIS ANNUAL REPORT IS FOR INFORMATIONAL PURPOSES FOR THE COMPANY'S EXISTING STOCKHOLDERS ONLY. This Annual Report shall not be used as, nor constitute, marketing or sales materials in connection with a sale of the Company's securities offered pursuant to the Registration Statement. This Annual Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the Company pursuant to the Registration Statement. The offering of the Company's securities will be made only by means of a prospectus which is a part of the Registration Statement.

Financial and Operational Highlights

Investment Portfolio

•	As of December 31, 2011, our investment portfolio totaled $14.3 million and consisted of $9.1 million of senior secured first lien loans, $3.0 million of senior secured second lien loans, $1.4 million of senior secured bonds, $0.2 million of subordinated debt and $0.6 million of equity and other investments.

•	Our portfolio consists of 35 companies with an average investment size of $0.4 million, a weighted average coupon on debt investments of 9.4% exclusive of any loan discounts, and was invested 64.0% in senior secured first lien loans, 21.0% in senior secured second lien loans, 9.6% in senior secured bonds, 1.6% in subordinated debt and 3.8% in equity and other investments.

Leverage

•	We have entered into a loan agreement with Main Street Capital Corporation for a $10,000,000 senior secured revolving credit facility. The credit facility matures on January 14, 2013. Borrowings under the credit facility bear interest at a floating rate of the London Interbank Offered Rate (“LIBOR”) plus 3.50% per annum. As of December 31, 2011, we had $5.9 million outstanding under that credit facility.

Distribution Coverage

•	We declared our first distribution on June 23, 2011.

THIS IS A SHAREHOLDER COMMUNICATION NOT FOR USE AS A SALES MATERIAL.

•	As of December 31, 2011 the annualized yield for distributions was 7.90% based on the $10.26 offering price.

Directors and Officers

Directors

Nicholas S. Schorsch

Director and Chief Executive Officer, Business Development Corporation of America, Inc. (“the Company”); Chairman of the Board of Directors, American Realty Capital Trust, Inc. (“ARCT”); Chairman of the Board of Directors and Chief Executive Officer, American Realty Capital New York Recovery REIT, Inc. (“NYRR”); Chief Executive Officer, New York Recovery Properties, LLC (“NYRR Property Manager”); Chief Executive Officer, New York Recovery Advisors, LLC (“NYRR Advisor”); Chairman of the Board of Directors and Chief Executive Officer, American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”); Chief Executive Officer, American Realty Capital Retail Advisor, LLC (“ARC RCA advisor”); Chairman of the Board and Chief Executive Officer, American Realty Capital Healthcare Trust, Inc. (“ARC HT”); Chief Executive Officer, American Realty Capital Healthcare Advisors, LLC (“ARC HT advisor”); Chief Executive Officer, American Realty Capital Healthcare Properties, LLC (“ARC HT property manager”); Chairman of the Board and Chief Executive Officer, American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”); Chief Executive Officer, American Realty Capital Advisors II, LLC (“ARC DNAV Advisor”); Chief Executive Officer, American Realty Capital Properties II, LLC (“ARC DNAV Property Manager”); Chief Executive Officer, AR Capital Advisor, LLC (“PECO Advisor”); Chairman of the Board and Chief Executive Officer, American Realty Capital Trust III, Inc. (“ARCT III”); Chief Executive Officer, American Realty Capital Advisors III, LLC (“ARCT III advisor”); Chief Executive Officer, American Realty Capital Properties III, LLC (“ARCT III property manager”); Chairman of the Board and Chief Executive Officer, American Realty Capital Properties, Inc. (“ARCP”); Chief Executive Officer, ARC Properties Advisors, LLC (“ARCP advisor”); Chairman of the Board of Directors and Chief Executive Officer, American Realty Capital Global Daily Net Asset Value Trust, Inc. (“ARC Global DNAV”); Chief Executive Officer, American Realty Capital Global Advisors, LLC (“ARC Global DNAV Advisor”); Chief Executive Officer, American Realty Capital Global Properties, LLC (“ARC Global DNAV Property Manager”); Chairman of the Board of Directors and Chief Executive Officer, American Realty Capital Trust IV, Inc. (“ARCT IV”); Chief Executive Officer, American Realty Capital Advisors IV, LLC (“ARCT IV Advisor”); and Chief Executive Officer, American Realty Capital Properties IV, LLC (“ARCT IV Property Manager”).

William M. Kahane

Director, the Company; Chief Executive Officer and Director, ARCT; Chief Executive Officer, American Realty Capital Advisors, LLC (“ARCT Advisor”); Chief Executive Officer, American Realty Capital Properties, LLC (“ARCT Property Manager”); Director, NYRR; Director, ARC RCA; Director, ARC HT; Director, PECO; and President, Chief Operating Officer and Treasurer, PECO Advisor.

THIS IS A SHAREHOLDER COMMUNICATION NOT FOR USE AS A SALES MATERIAL.

Leslie D. Michelson

Independent Director, the Company; Independent Director, ARCT; Independent Director, RCA; and Independent Director, ARC HT.

William G. Stanley

Independent Director, the Company; Independent Director, NYRR; Independent Director, ARCT; and Independent Director, ARC RCA;

Edward G. Rendell

Independent Director, the Company; Independent Director, ARCT III; Independent Director, ARCP; and Independent Director, ARC Global DNAV.

Executive Officers

Nicholas S. Schorsch

See positions listed above.

Peter M. Budko

President and Chief Operating Officer, the Company; Chief Executive Officer, BDCA Adviser, LLC (“BDCA Advisor”); Executive Vice President and Chief Operating Officer, NYRR; Executive Vice President, NYRR Property Manager; Executive Vice President, NYRR Advisor; Executive Vice President and Chief Investment Officer, ARC RCA; Executive Vice President and Chief Investment Officer, ARC RCA advisorExecutive Vice President, ARC HT; Executive Vice President, ARC HT advisor; Executive Vice President, ARC HT property manager; Executive Vice President and Chief Investment Officer, ARC DNAV; Executive Vice President, ARC DNAV Advisor; Executive Vice President, ARC DNAV Property Manager; Executive Vice President and Chief Investment Officer, PECO Advisor;Executive Vice President, ARCT III; Executive Vice President, ARCT III advisor; Executive Vice President, ARCT III property manager; Executive Vice President and Chief Investment Officer, ARCP; Executive Vice President and Chief Investment Officer, ARCP advisor; Executive Vice President and Chief Investment Officer, ARC Global DNAV; Executive Vice President and Chief Investment Officer, ARC Global DNAV Advisor; Executive Vice President and Chief Investment Officer, ARC Global DNAV Property Manager; Executive Vice President and Chief Investment Officer, ARCT IV; Executive Vice President, ARCT IV Advisor; and Executive Vice President, ARCT IV Property Manager.

THIS IS A SHAREHOLDER COMMUNICATION NOT FOR USE AS A SALES MATERIAL.

Brian S. Block

Chief Financial Officer and Treasurer, the Company; Chief Financial Officer, BDCA Advisor; Executive Vice President and Chief Financial Officer, NYRR; Executive Vice President and Chief Financial Officer, NYRR Property Manager; Executive Vice President and Chief Financial Officer, NYRR Advisor; Executive Vice President and Chief Financial Officer, ARC RCA; Executive Vice President and Chief Financial Officer, ARC RCA advisor; Executive Vice President and Chief Financial Officer, ARC HT; Executive Vice President and Chief Financial Officer, ARC HT advisor; Executive Vice President and Chief Financial Officer, ARC HT property manager; Executive Vice President and Chief Financial Officer, ARC DNAV; Executive Vice President and Chief Financial Officer, ARC DNAV Advisor; Executive Vice President and Chief Financial Officer, ARC DNAV Property Manager; Executive Vice President and Chief Financial Officer, PECO Advisor; Executive Vice President and Chief Financial Officer, ARCT III; Executive Vice President and Chief Financial Officer, ARCT III advisor; Executive Vice President and Chief Financial Officer, ARCT III property manager; Executive Vice President and Chief Financial Officer, ARCP; Executive Vice President and Chief Financial Officer, ARCP advisor; Executive Vice President and Chief Financial Officer, ARC Global DNAV; Executive Vice President and Chief Financial Officer, ARC Global DNAV Advisor; Executive Vice President and Chief Financial Officer, ARC Global DNAV Property Manager; Executive Vice President and Chief Financial Officer, ARCT IV; Executive Vice President and Chief Financial Officer, ARCT IV Advisor; and Executive Vice President and Chief Financial Officer, ARCT IV Property Manager.

Robert K. Grunewald

Chief Investment Officer, the Company; and Chief Investment Officer, BDCA Advisor.

THIS IS A SHAREHOLDER COMMUNICATION NOT FOR USE AS A SALES MATERIAL.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-K

(Mark One)

☒ **ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934**

For the fiscal year ended December 31, 2011

OR

☐ **TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934**

Commission file number: 0-54251

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
(Exact Name of Registrant as Specified in its Charter)

Maryland	**27-2614444**
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
405 Park Avenue, 15th Floor New York, New York	**10022**
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, par value
None
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value
$0.001 per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933.

Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
Yes ☐ No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T(§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

There is no established market for the Registrant's shares of common stock. The Registrant is currently conducting an ongoing public offering of its shares of common stock pursuant to a Registration Statement on Form N-2 (File No. 333-166636), which shares are being sold at $10.26 per share as of December 31, 2011, with discounts available for certain categories of purchasers, or at a price necessary to ensure that shares are not sold at a price below net asset value per share. At June 30, 2011, no shares had been issued to the public.

There were 2,088,184 shares of the Registrant's common stock outstanding as of March 9, 2012.

Documents Incorporated by Reference

Portions of the registrant's definitive Proxy Statement relating to the registrant's 2012 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission within 120 days following the end of the Company's fiscal year, are incorporated by reference in Part III of this Annual Report on Form 10-K as indicated herein.

Forward Looking Statements

Some of the statements in this Annual Report on Form 10-K constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Annual Report may include statements as to:

- our future operating results;
- our business prospects and the prospects of our portfolio companies;
- the impact of the investments that we expect to make;
- the ability of our portfolio companies to achieve their objectives;
- our expected financings and investments;
- the adequacy of our cash resources and working capital;
- the timing of cash flows, if any, from the operations of our portfolio companies;
- actual and potential conflicts of interest with our Adviser and its affiliates;
- the dependence of our future success on the general economy and its effect on the industries in which we invest;
- the ability to qualify and maintain our qualification as a RIC and a BDC; and
- the impact on our business of Dodd-Frank and the rules and regulations issued thereunder.

In addition, words such as "anticipate," "believe," "expect" and "intend" indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Annual Report involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in "Risk Factors" and elsewhere in this Annual Report. Other factors that could cause actual results to differ materially include:

- changes in the economy;
- risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; and
- future changes in laws or regulations and conditions in our operating areas.

For a discussion of factors that could cause our actual results to differ from forward-looking statements contained in this Annual Report, please see the discussion under Part I, Item 1A "Risk Factors". You should not place undue reliance on these forward-looking statements. The forward-looking statements made in this Annual Report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this Annual Report.

TABLE OF CONTENTS

	Page
PART I	
Item 1. Business	1
Item 1A .Risk Factors	14
Item 1B. Unresolved Staff Comments	31
Item 2. Properties	32
Item 3. Legal Proceedings	32
Item 4. Mine Safety Disclosures	32
PART II	
Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities	33
Item 6. Selected Financial Data	34
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations	35
Item 7A. Quantitative and Qualitative Disclosures about Market Risk	44
Item 8. Financial Statements and Supplementary Data	44
Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	44
Item 9A. Controls and Procedures	44
Item 9B. Other Information	45
PART III	
Item 10. Directors, Executive Officers and Corporate Governance	46
Item 11. Executive Compensation	46
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	46
Item 13. Certain Relationships and Related Transactions, and Director Independence	46
Item 14. Principal Accountant Fees and Services	46
PART IV	
Item 15. Exhibits and Financial Statement Schedules	47
Signatures	49

PART I

ITEM 1. BUSINESS
GENERAL

We are a specialty finance company incorporated in Maryland in May 2010. We are managed by BDCA Adviser, LLC (the "Adviser"), a private investment firm that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Our Adviser is controlled by Nicholas S. Schorsch, our chairman and chief executive officer, and William M. Kahane, our president and director through their ownership of AR Capital, LLC (formerly known as American Realty Capital II, LLC) (the "Sponsor").

On January 25, 2011, we commenced our initial public offering (the "IPO") on a "reasonable best efforts basis" of up to 150.0 million shares of common stock, $0.001 par value per share, at an initial offering price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form N-2 (File No. 333-166636) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. We sold 22,222 shares of common stock to our Adviser on July 8, 2010, at $9.00 per share, which represents the initial public offering price of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share. On August 25, 2011, we raised sufficient funds to break escrow on our IPO and commenced operations as of that date. As of December 31, 2011, we had issued 0.9 million shares of common stock for gross proceeds of $9.1 million including the purchase made by the Adviser and shares issued under our distribution reinvestment plan ("DRIP").

Our investment objective is to generate both current income and to a lesser extent long-term capital appreciation through debt and equity investments. We anticipate that during our offering period we will invest largely in first and second lien senior secured loans and mezzanine debt issued by middle market companies. We may also purchase interests in loans through secondary market transactions in the "over-the-counter" market for institutional loans. First and second lien secured loans generally are senior debt instruments that rank ahead of subordinated debt and equity in bankruptcy priority and are generally secured by liens on the operating assets of a borrower which may include inventory, receivables, plant, property and equipment. Mezzanine debt is subordinated to senior loans and is generally unsecured. We define middle market companies as those with annual revenues between $10 million and $1 billion. We expect that investments will generally range between approximately $1 million and $25 million, although this investment size will vary proportionately with the size of our capital base. As we increase our capital base during our offering period, we will invest in, and ultimately intend to have a substantial portion of our assets invested in, customized direct loans to and to a lesser extent, equity securities of middle market companies. In most cases, companies to whom we provide customized financing solutions will be privately held at the time we invest in them.

While the structure of our investments is likely to vary, we may invest in senior secured debt, senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, preferred equity, common equity, warrants and other instruments, many of which generate current yields. During our offering period and thereafter, if our Adviser deems appropriate, we may invest in more liquid senior secured and second lien debt securities, some of which may be traded on a national securities exchange. We will make such investments to the extent allowed by the Investment Company Act of 1940, as amended (the "1940 Act") and consistent with our continued qualification as a regulated investment company ("RIC") for federal income tax purposes. For a discussion of the risks inherent in our portfolio investments, please see the discussion under Part I, Item 1A "Risk Factors".

As a business development company ("BDC"), we are required to comply with certain regulatory requirements. For instance, we have to invest at least 70% of our total assets in "qualifying assets," including securities of U.S. operating companies whose securities are not listed on a national securities exchange (i.e., New York Stock Exchange, American Stock Exchange and The NASDAQ Global Market), U.S. operating companies with listed securities that have equity market capitalizations of less than $250 million, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. In addition, we are only allowed to borrow money such that our asset coverage, which, as defined in the 1940 Act, measures the ratio of total assets less total liabilities (excluding borrowings) to total borrowings, equals at least 200% after such borrowing, with certain limited exceptions.

1

Our Adviser has engaged Main Street Capital Corporation, an internally-managed BDC, to act as a consultant to the Adviser, offering advice and guidance with respect to certain back-office and compliance functions including, but not limited to, compliance with the 1940 Act rules and regulations, RIC compliance, investment company accounting matters and other applicable regulatory and operational service issues. We have entered into a fund administration servicing agreement and a fund accounting servicing agreement with US Bancorp Fund Services, LLC (the "Administrator"). Our Administrator provides the administrative services, such as accounting, financial reporting, legal and compliance support and investor relations support, necessary for us to operate.

MARKET OPPORTUNITY

We believe that the banking and financial services crisis that began in the summer of 2007 and the resulting credit crisis have created a unique opportunity for specialty financial services companies with experience in investing in middle market companies to make investments with attractive yields and significant opportunities for sharing in new value creation. Our current opportunity is highlighted by the following factors:

- *Large pool of uninvested private equity capital likely to seek additional capital to support private investments.* We believe there remains a large pool of uninvested private equity capital available to middle market companies. We expect that private equity firms will be active investors in middle market companies and that these private equity firms will seek to supplement their equity investments with senior secured and junior loans and equity co-investments from other sources, such as us.
- *Credit crises and consolidation among commercial banks has reduced the focus on middle market business.* The commercial banks in the United States, which have traditionally been the primary source of capital to middle market companies, have experienced consolidation, unprecedented loan losses, capital impairments and stricter regulatory scrutiny, which have led to a significant tightening of credit standards and substantially reduced loan volume to the middle market. Many financial institutions that have historically loaned to middle market companies have failed or been acquired, and we believe that larger financial institutions are now more focused on syndicated lending to larger corporations and are allocating capital to business lines that generate fee income and involve less balance sheet risk. We believe this market dynamic will provide us with numerous opportunities to originate new debt and equity investments in middle market companies. While we believe the credit crisis and the resultant market dynamic have created a unique opportunity for us, we also note that the credit crisis and current tenuous economic environment also present certain risks to our success. Unfavorable economic conditions or other factors could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.
- *Limited market for collateralized debt obligations, or CDOs, or collateralized loan obligations, or CLOs.* Prior to the credit crisis, these asset-backed vehicles were used by many funds and BDCs to provide inexpensive capital to fund additional investments. We also believe that some specialty finance companies that heavily utilized this funding vehicle may be forced to liquidate assets to meet obligations under these vehicles and may have limited access to equity capital due to their shrinking balance sheets, potentially providing us with opportunities to purchase loans at attractive values and also reducing competition for future investments.
- *Favorable Pricing Environment in the Secondary Loan Market.* Lower valuation levels, combined with reduced liquidity in the secondary loan market, have created opportunities to acquire relatively high yielding senior and subordinated loans, both secured and unsecured, at potentially attractive prices.

2

BUSINESS STRATEGY

Our long-term investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We anticipate that during our offering period we will invest largely in first and second lien senior secured loans and mezzanine debt issued by middle market companies. We have adopted the following business strategy to achieve our investment objectives:

- *Utilize the experience and expertise of the principals of our Adviser.* Our Adviser's senior management team, through affiliates of AR Capital, LLC, has sponsored nine publicly-offered REITS. The four principals of our Adviser, namely Nicholas S. Schorsch, William M. Kahane, Brian S. Block and Peter M. Budko, have a broad network of contacts with financial sponsors, commercial and investment banks and leaders within a number of industries that we believe will produce significant proprietary investment opportunities outside the normal banking auction process.
- *Focus on middle market companies with stable cash flow.* We believe that there are relatively few finance companies focused on transactions involving middle market companies, and this is one factor that allows us to negotiate favorable investment terms. Such favorable terms include higher debt yields and lower leverage levels, more significant covenant protection and greater equity participation than typical of transactions involving larger companies. We generally will invest in established companies with positive cash flow. We believe these companies posses better risk-adjusted return profiles than newer companies that are building management or in early stages of building a revenue base. These middle market companies represent a significant portion of the U.S. economy and often require substantial capital investment to grow their businesses.
- *Employ disciplined underwriting policies and rigorous portfolio management.* We employ an extensive underwriting process which includes a review of the prospects, competitive position, financial performance and industry dynamics of each potential portfolio company. In addition, we perform substantial due diligence on potential investments, and seek to invest with management teams and/or private equity sponsors who have proven capabilities in building value. We offer managerial assistance to our portfolio companies, giving them access to our investment experience, direct industry expertise and contacts, and allowing us to continually monitor their progress. As part of the monitoring process, our Adviser, analyzes monthly and quarterly financial statements versus the previous periods and year, review financial projections and may perform other procedures including meeting with management, attending board meetings and reviewing compliance certificates and covenants.
- *Focus on long-term credit performance and principal protection.* We structure our customized loan investments on a conservative basis with high cash yields, first and/or second lien security interests where possible, cash origination fees, and low leverage levels. We seek strong deal protections for our customized debt investments, including default penalties, information rights, board observation rights, and affirmative, negative and financial covenants, such as lien protection and prohibitions against change of control. We believe these protections will reduce our risk of capital loss.
- *Diversification.* We seek to diversify our portfolio broadly among companies in a multitude of different industries, thereby reducing the concentration of credit risk in any one company or sector of the economy. We can not guarantee that we will be successful in this effort.

DEAL ORIGINATION

The principals of our Adviser have extensive relationships with loan syndication and trading desks, lending groups, management teams, investment bankers, business brokers, attorneys, accountants and other persons whom we believe will continue to provide us with significant investment opportunities. We believe these relationships provide us with competitive advantages over other publicly-traded BDCs and other direct participation programs such as public non-traded REITs and public non-traded BDCs.

We believe that our industry relationships are a significant source for new investment opportunities. We generally source our investments in ways other than going to auctions, which include capitalizing on long-standing relationships with companies and financial sponsors to participate in proprietary investment opportunities.

From time to time, we may receive referrals for new prospective investments from our portfolio companies as well as other participants in the capital markets. We may pay referral fees to those who refer transactions to us that we consummate.

3

INVESTMENT SELECTION

Our investment philosophy and portfolio construction involves:

- An assessment of the overall macroeconomic environment and financial markets;
- Company-specific research and analysis; and
- An emphasis on capital preservation, low volatility and minimization of downside risk.

The foundation of our investment philosophy is intensive credit investment analysis, strict sales discipline based on fundamental value-oriented research and diversification. We follow a rigorous selection process based on:

- A comprehensive analysis of issuer creditworthiness, including a quantitative and qualitative assessment of the issuer's business;
- An evaluation of the management team;
- An analysis of business strategy and long-term industry trends; and
- An in-depth examination of capital structure, financial results and financial projections.

We seek to identify those issuers exhibiting superior fundamental risk-return profiles with a particular focus on investments with the following characteristics:

- *Established companies with a history of positive and stable operating cash flows.* We seek to invest in established companies with sound historical financial performance. We typically focus on companies with a history of profitability. We do not intend to invest in start-up companies or companies with speculative business plans.
- *Ability to exert meaningful influence.* We target investment opportunities in which we will be the lead investor where we can add value through active participation.
- *Experienced management team.* We generally will require that our portfolio companies have an experienced management team. We also seek to invest in companies that have a strong equity incentive program in place that properly aligns the interests of management with a Company's investors.
- *Strong franchises and sustainable competitive advantages.* We seek to invest in companies with proven products and/or services and strong regional or national operations.
- *Industries with positive long-term dynamics.* We seek to invest in companies in industries with positive long-term dynamics.

INTENSIVE CREDIT ANALYSIS/DUE DILIGENCE

The process through which we make investment decisions with respect to a customized financing transaction involves extensive research into the target company, its industry, its growth prospects and its ability to withstand adverse conditions. If the senior investment professional responsible for the transaction determines that an investment opportunity should be pursued, we engage in an intensive due diligence process. Though each transaction involves a somewhat different approach, the regular due diligence steps generally to be undertaken may include:

- Meeting with senior management to understand the business more fully and evaluate the ability of the senior management team;
- Checking management backgrounds and references;
- Performing a detailed review of financial performance and earnings;
- Visiting the headquarters and other company locations and meeting with management;
- Contacting customers and vendors to assess both business prospects and industry practices;
- Conducting a competitive analysis, and comparing the issuer to its main competitors;
- Researching industry and financial publications to understand industry wide growth trends;
- Assessing asset value and the ability of physical infrastructure and information systems to handle anticipated growth; and
- Investigating legal risks and financial and accounting systems.

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For the majority of over-the-counter debt securities available on the secondary market, a comprehensive credit analysis will be conducted and continuously maintained by our Adviser, the results of which are available for the transaction team to review. Our due diligence process with respect to over-the-counter debt securities is necessarily less intensive than that followed for customized financings. The issuers in these private debt placements tend to be rated and have placement agents who conduct due diligence prior to placing the securities. Moreover, these private placements generally have tight timetables for making investment decisions.

INVESTMENTS

We anticipate that during our offering period we will invest largely in senior secured and second lien debt securities issued by middle market companies in private placements and negotiated transactions that are traded in private over-the-counter markets for institutional investors, which we refer to as over-the-counter debt securities. We define middle market companies as those with annual revenues between $10 million and $1 billion. We expect that our investments will generally range between approximately $1 million and $25 million, although this investment size will vary proportionately with the size of our capital base. As we increase our capital base during our offering period, we will begin investing in, and ultimately intend to have a substantial portion of our assets invested in, customized direct loans to and equity securities of middle market companies. In most cases, companies to whom we provide customized financing solutions will be privately held at the time we invest in them.

While the structure of our investments is likely to vary, we may invest in senior secured debt, senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, preferred equity, common equity, warrants and other instruments, many of which generate current yields. However, during our offering period and thereafter, if our Adviser deems appropriate, we may invest in more liquid senior secured and second lien debt securities of middle market companies, some of which may be traded on a national securities exchange. We will make such investments to the extent allowed by the 1940 Act and consistent with our continued qualification as a RIC. For a discussion of the risks inherent in our portfolio investments, please see the discussion under Part I, Item 1A "Risk Factors".

We strive to structure our debt investments with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our total return target. We seek to structure our debt investments so that they often are collateralized by a first or second lien on the assets of the portfolio company. We seek to tailor the terms of our debt investments to the facts and circumstances of the transaction and prospective portfolio company, negotiating a structure that seeks to protect our rights and manage our risk while creating incentives for the portfolio company to achieve its business plan. A substantial source of our return is monthly cash interest that we collect on our debt investments.

PORTFOLIO MONITORING

With respect to customized financing transactions, our Adviser monitors our portfolio companies to determine if each company is meeting its business plan and to assesses the appropriate course of action for each company.

We will employ several methods of evaluating and monitoring the performance and value of our investments, which may include, but are not limited to, the following:

- Assessment of success in adhering to the portfolio company's business plan and compliance with covenants;
- Regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
- Attendance at and participation in board meetings of the portfolio company; and
- Review of monthly and quarterly financial statements and financial projections for the portfolio company.

DETERMINATION OF NET ASSET VALUE

We, with the assistance of our Adviser, will determine the net asset value of our investment portfolio each quarter. Securities that are publicly-traded will be valued at the reported closing price on the valuation date. Securities that are not publicly-traded will be valued at fair value as determined in good faith by our board of directors. In connection with that determination, we anticipate that our Adviser will prepare portfolio company valuations using relevant inputs, including but not limited to indicative dealer quotes, values of like securities, the most recent portfolio company financial statements and forecasts.

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In September 2006, the Financial Accounting Standards Board issued guidance which clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. The guidance defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

With respect to investments for which market quotations are not readily available, we expect to undertake a multi-step valuation process each quarter, as described below:

- Each portfolio company or investment will be valued by the Adviser, potentially with assistance from one or more independent valuation firms engaged by our board of directors;
- The independent valuation firm(s), if involved, will conduct independent appraisals and make an independent assessment of the value of each investment;
- The audit committee of our board of directors reviews each preliminary valuation and our Adviser and an independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee; and
- Our board of directors discusses the valuations and determines the fair value of each investment, in good faith, based on the input of our Adviser, independent valuation firm (to the extent applicable) and the audit committee of our board of directors.

Determination of fair values involves subjective judgments and estimates. Accordingly, the notes to our financial statements refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations on our financial statements. Below is a description of factors that our board of directors may consider when valuing our equity and debt investments.

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, we will incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that our board will consider include the borrower's ability to adequately service its debt, the fair market value of the portfolio company in relation to the face amount of its outstanding debt and the quality of collateral securing our debt investments.

Our equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The board of directors, in its analysis of fair value, may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.

We may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in assessing the value. Generally, the value of our equity interests in public companies for which market quotations are readily available is based upon the most recent closing public market price. Portfolio securities that carry certain restrictions on sale are typically valued at a discount from the public market value of the security.

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DETERMINATIONS IN CONNECTION WITH OFFERINGS

As of December 31, 2011, we are selling our shares on a continuous basis at an offering price of $10.26 per share; however, to the extent that our net asset value increases, we will sell at a price necessary to ensure that shares are not sold at a price per share, after deduction of selling commissions and dealer manager fees, that is below our net asset value per share. To the extent that the net asset value per share increases subsequent to the last closing, the offering price per share may increase. In the event of a material decline in our net asset value per share, which we consider to be a 5% decrease below our current net offering price, and subject to certain conditions, we will reduce our offering price accordingly. Therefore, persons who subscribe for shares of our common stock in this offering must submit subscriptions for a certain dollar amount, rather than a number of shares of common stock and, as a result, may receive fractional shares of our common stock. In connection with each closing date of shares of our common stock, the board of directors or a committee thereof is required within 48 hours of the time that each closing and sale is made to make the determination that we are not selling shares of our common stock at a price which, after deducting selling commissions and dealer manager fees, is below our then current net asset value per share. The board of directors or a committee thereof will consider the following factors, among others, in making such determination:

- the net asset value of our common stock disclosed in the most recent periodic report we filed with the SEC;
- our management's assessment of whether any material change in the net asset value has occurred (including through the realization of net gains on the sale of our portfolio investments) from the period beginning on the date of the most recently disclosed net asset value to the period ending two days prior to the date of the closing on and sale of our common stock; and
- the magnitude of the difference between the net asset value disclosed in the most recent periodic report we filed with the SEC and our management's assessment of any material change in the net asset value since the date of the most recently disclosed net asset value, and the offering price of the shares of our common stock at the date of closing.

Importantly, this determination does not require that we calculate net asset value in connection with each closing and sale of shares of our common stock, but instead involves the determination by the board of directors or a committee thereof that we are not selling shares of our common stock at a price which, after deducting selling commissions and dealer manager fees, is below the then current net asset value at the time at which the closing and sale is made.

Moreover, to the extent that there is even a remote possibility that we may (i) issue shares of our common stock at a price which, after deducting selling commissions and dealer manager fees, is below the then current net asset value of our common stock at the time at which the closing and sale is made or (ii) trigger the undertaking (which we provided to the SEC in the registration statement to which this prospectus is a part) to suspend the offering of shares of our common stock pursuant to this prospectus if the net asset value fluctuates by certain amounts in certain circumstances until the prospectus is amended, the board of directors or a committee thereof will elect, in the case of clause (i) above, either to postpone the closing until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the net asset value within two days prior to any such sale to ensure that such sale will not be at a price which, after deducting selling commissions and dealer manager fees, is below our then current net asset value, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine net asset value to ensure that such undertaking has not been triggered.

In addition, a decline in our net asset value per share to an amount more than 5% below our current offering price, net of selling commissions and dealer manager fees, creates a rebuttable presumption that there has been a material change in the value of our assets such that a reduction in the offering price per share is warranted. This presumption may only be rebutted if our board of directors, in consultation with our management, reasonably and in good faith determines that the decline in net asset value per share is the result of a temporary movement in the credit markets or the value of our assets, rather than a more fundamental shift in the valuation of our portfolio. In the event that (i) net asset value per share decreases to more than 5% below our current net offering price and (ii) our board of directors believes that such decrease in the net asset value per share is the result of a non-temporary movement in the credit markets or the value of our assets, our board of directors will undertake to establish a new net offering price that is not more than 5% above our net asset value per share, net of selling commissions and dealer manager fees. If our board of directors determines that the decline in our net asset value per share is the result of a temporary movement in the credit markets, investors will purchase shares at an offering price per share, net of selling commissions and dealer manager fees, which represents a premium to the net asset value per share of greater than 5%.

These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records we are required to maintain under the 1940 Act. Promptly following any adjustment to the offering price per share of our common stock, we will update our prospectus by filing a prospectus supplement with the SEC. We will also make updated information available via our website.

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LEVERAGE

We may use borrowed funds, known as "leverage," to make investments and to attempt to increase returns to our stockholders by reducing our overall cost of capital. As a BDC, we are only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, equals at least 200% after giving effect to such leverage.

We have entered into a loan agreement with Main Street Capital Corporation for a $10,000,000 senior secured revolving credit facility. The credit facility matures on January 14, 2013, unless earlier accelerated upon an event of default. Borrowings under the credit facility bear interest at a floating rate of the London Interbank Offered Rate ("LIBOR") plus 3.50% per annum, payable in cash, on the outstanding principal balance. Borrowings under the new credit facility are secured by all of our assets (owned currently or subsequently acquired), all of the assets of any of our subsidiaries and a pledge of equity ownership interests of all current and future subsidiaries.

We expect to use the proceeds of the credit facility to fund investments in portfolio companies and to pay certain fees and expenses related to the loan agreement. The loan agreement contains affirmative and negative covenants usual and customary for leveraged financings, including covenants to provide information to Main Street on a regular basis, preserve our corporate existence, comply with applicable laws, including the 1940 Act, pay our obligations when they become due, and invest the proceeds of our offering in accordance with the strategies and procedures described in this Annual Report. The loan agreement contains usual and customary default provisions including, without limitation: (i) a default in the payment of interest and principal; (ii) insolvency or bankruptcy of the borrower; (iii) a material adverse change in our business; or (iv) breach of any covenant, representation or warranty in the loan agreement or other credit documents and failure to cure such breach within defined periods. As of December 31, 2011, we had $5.9 million outstanding under the senior secured revolving credit facility.

We expect that in the future, we may use other sources of financing for our investments such as proceeds from secured or unsecured financings from banks or other lenders or proceeds from private offerings. However, our ability to incur additional debt will be dependent on a number of factors, including our degree of leverage, the value of our unencumbered assets and borrowing restrictions that may be imposed by lenders.

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ELECTION TO BE TAXED AS A RIC

We intend to elect to be treated as a RIC under Subchapter M of the Code effective for our taxable year ended December 31, 2011, and to annually qualify as a RIC thereafter. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders from our tax earnings and profits. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our "investment company taxable income," which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gain over realized net long-term capital loss, or the Annual Distribution Requirement. Even if we qualify as a RIC, we generally will be subject to corporate-level U.S. federal income tax on our undistributed taxable income and could be subject to U.S. federal excise, state, local and foreign taxes.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

- elect to be treated as a RIC;
- meet the Annual Distribution Requirement;
- qualify to be treated as a BDC or be registered as a management investment company under the 1940 Act at all times during each taxable year;
- derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a "qualified publicly traded partnership" (as defined in the Code), or the 90% Income Test; and
- diversify our holdings so that at the end of each quarter of the taxable year (i) at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a "qualified publicly traded partnership"); and (ii) no more than 25% of the value of our assets is invested in the securities, other than U.S. Government securities or securities of other RICs, (i) of one issuer (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of one or more "qualified publicly traded partnerships," or the Diversification Tests.

Provided that we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gain in excess of net short-term capital loss) that we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. Federal excise tax on certain undistributed income of RICs unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years and on which we paid no U.S. federal income tax. We generally will endeavor in each taxable year to avoid any U.S. Federal excise tax on our earnings.

OUR ADVISER

Pursuant to the Investment Advisory and Management Services Agreement (the "Advisory Agreement"), our Adviser oversees the management of our activities and is responsible for making investment decisions with respect to our portfolio. We believe that the network of relationships between our Adviser's senior management team and the business communities in which their affiliated real estate investment trust ("REITs") operate, are key channels through which we will access significant investment opportunities.

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ABOUT BDCA ADVISER, LLC

Our Adviser, BDCA Adviser, LLC, is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. Our Adviser is wholly owned by AR Capital, LLC, a company which is indirectly majority-owned by Nicholas S. Schorsch, our chairman and chief executive officer, and William M. Kahane, our president and a director, which has sponsored nine publically offered REIT's and as of December 31, 2011 had over $2.6 billion in assets under management.

Members of our Adviser's management team have sponsored nine publicly offered REITs which include: American Realty Capital Trust, Inc., or ARCT, a public REIT organized on August 17, 2010, whose shares are listed on the NASDAQ Global Select Market under the symbol ARCT, that focuses on acquiring a diversified portfolio of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants; American Realty Capital New York Recover REIT, Inc., or NYRR, a non-traded public REIT organized on October 6, 2010, that focuses on acquiring high quality income-producing commercial real estate located in the New York metropolitan area; Phillips Edison — ARC Shopping Center REIT, Inc. or PEARC, a non-traded public REIT organized on October 13, 2009 that invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20 million per property; American Realty Capital — Retail Centers of America, Inc. or ARC RCA, a non-traded public REIT organized on July 29, 2010 that focuses on acquiring existing anchored, stabilized core retail properties, including power centers, lifestyle centers and grocery-anchored shopping centers; American Realty Capital Healthcare Trust, Inc., or ARC HT, a non-traded public REIT organized on August 23, 2010 that focuses on acquiring a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities; American Realty Capital Daily Net Asset Value Trust, Inc., or ARC Daily NAV, a non-traded public REIT organized on September 10, 2010 that intends to acquire primarily free-standing, single-tenant bank branch, convenience store, retail, office and industrial properties that are double-net and triple-net leased to investment grade and other creditworthy tenants; American Realty Capital Global Daily Net Asset Value Trust, Inc., or ARC Global Daily NAV, a non-traded public REIT organized on July 13, 2011, that intends to to acquire a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leased commercial properties in the U.S. and abroad; American Realty Capital Trust III, Inc., or ARCT III, a non-traded public REIT organized on October 15, 2010 that acquires primarily free-standing single-tenant retail properties net leased to investment grade and other creditworthy tenants; and, American Realty Capital Properties, Inc., a public REIT organized on December 2, 2010, whose shares are listed on the NASDAQ Capital Market under the symbol ARCP that invests in commercial properties net leased under medium term leases.

COMPETITIVE ADVANTAGES

We believe that we have the following competitive advantages over other publicly-traded BDCs and other direct participation programs such as public non-traded REITs and public non-traded BDCs:

- The principals of our Adviser have extensive relationships with numerous originators and underwriters of middle market loans. We pursue a rigorous process of reviewing and analyzing the prior performance of any prospective financing partner as a means of identifying middle market loan originators and underwriters with outstanding investment track records. These middle market loan originators are expected to be our primary source of middle market investment opportunities.

COMPLIANCE

We and our Adviser have adopted and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, and our board of directors is required to review these compliance policies and procedures annually to assess their adequacy and the effectiveness of their implementation. We have designated Kamal Jafarnia as our chief compliance officer. Currently, Mr. Jafarnia also serves as chief compliance officer for our Adviser.

MANAGERIAL ASSISTANCE

As a BDC we offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance.

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COMPETITION

Our primary competition in providing financing for acquisitions, buyouts and recapitalizations of middle market companies will include public and private buyout and other private equity funds, commercial and investment banks, commercial financing companies, and, to the extent they provide an alternative form of financing, hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical, and marketing resources than we do. For example, some competitors may have a lower cost of funds as well as access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company. We expect to use the industry information of our investment professionals, to which we have access, to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we expect that our relationships will enable us to discover, and compete effectively for, financing opportunities with attractive middle market companies in the industries in which we seek to invest.

STAFFING

We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the employees of our Adviser and our Administrator pursuant to the terms of the Advisory Agreement and the servicing agreements that we have entered into with our Administrator.

REGULATION

We have elected to be regulated as a BDC under the 1940 Act. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters. The 1940 Act also requires that a majority of the directors be persons other than "interested persons," as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. The 1940 Act defines "a majority of the outstanding voting securities" as the lesser of (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy or (ii) 50% of our voting securities.

We are generally not be able to issue and sell our common stock at a price below net asset value per share. See "Risk Factors — Risks Related to Business Development Companies — Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth." We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current net asset value of our common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In addition, we may generally issue new shares of our common stock at a price below net asset value in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

As a BDC, we are not permitted to invest in any portfolio company in which our Adviser or any of their affiliates currently have an investment or to make any co-investments with our Adviser or any of their affiliates without an exemptive order from the SEC.

As a BDC, we may be periodically examined by the SEC for compliance with the 1940 Act. Our Advisers is a registered investment adviser and is also subject to examination by the SEC.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

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Qualifying assets

Under the 1940 Act, a business development company may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company's total assets. The principal categories of qualifying assets relevant to our business are any of the following:

1. Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

    a. is organized under the laws of, and has its principal place of business in, the United States;

    b. is not an investment company (other than a small business investment company wholly owned by the business development company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

    c. satisfies any of the following:

        i. does not have any class of securities that is traded on a national securities exchange;

        ii. has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

        iii. is controlled by a business development company or a group of companies including a business development company and the business development company has an affiliated person who is a director of the eligible portfolio company; or

        iv. is a small and solvent company having total assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

2. Securities of any eligible portfolio company that we control.

3. Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4. Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

5. Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

6. Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Temporary investments

Pending investment in other types of "qualifying assets," as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests in order to qualify as a RIC for federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

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Managerial assistance to portfolio companies

In order to count portfolio securities as qualifying assets for the purpose of the 70% test, we must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where we purchase such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the business development company, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Indebtedness and senior securities

We are permitted, under specified conditions, to issue multiple classes of debt and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provision to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, See "Risk Factors — Risks Related to Business Development Companies — Regulations governing our operation as a business development company and RIC will affect our ability to raise, and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth."

Code of ethics

We have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code's requirements.

Our code of ethics is posted on our website at www.BDCofAmerica.com and was filed with the SEC as an exhibit to the registration statement (Registration No. 333-166636) for our initial public offering. You may read and copy the code of ethics at the SEC's Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the code of ethics is available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov. You may obtain copies of the code of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549.

Proxy voting policies and procedures

We delegate our proxy voting responsibility to our Adviser. The proxy voting policies and procedures that our Adviser follows are set forth below and are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act. The guidelines will be reviewed periodically by our Adviser and our non-interested directors, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, our Adviser has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.

Our Adviser will vote proxies relating to our securities in the best interest of its clients' stockholders. It will review on a case-by-case basis each proposal submitted for a stockholder vote to determine its impact on the portfolio securities held by its clients. Although our Adviser will generally vote against proposals that may have a negative impact on its clients' portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

The proxy voting decisions of our Adviser are made by the senior officers who are responsible for monitoring each of its clients' investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how our Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

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You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Financial Officer, 405 Park Avenue, 15th Floor New York, NY 10022.

RESOLUTION OF POTENTIAL CONFLICTS OF INTEREST; EQUITABLE ALLOCATION OF INVESTMENT OPPORTUNITIES

Our Adviser and certain of its affiliates have certain conflicts of interest in connection with the management of our business affairs, including, but not limited to, the following:

- Our Adviser and its respective affiliates must allocate their time between advising us and managing other investment activities and business activities in which they may be involved, including, with respect to the Adviser, the other programs sponsored by affiliates of AR Capital, as well as any programs that may be sponsored by such affiliates in the future;
- The compensation payable by us to our Adviser and its affiliates will be approved by our board of directors consistent with the exercise of the requisite standard of care applicable to directors under Maryland law and the 1940 Act. Such compensation is payable, in most cases, whether or not our stockholders receive distributions and may be based in part on the value of assets acquired with leverage;
- Regardless of the quality of the assets acquired, the services provided to us or whether we pay distributions to our stockholders, our Adviser will receive certain fees in connection with the management and sale of our portfolio companies;
- Our Adviser and its respective affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser and its affiliates.

AVAILABLE INFORMATION

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Securities Exchange of 1934, as amended (the "Exchange Act"). You may inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at *http://www.sec.gov*. Our Internet address is *http://www.BDCofAmerica.com*. We make available free of charge on our Internet website our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

ITEM 1A. RISK FACTORS

Investing in our common stock involves a high degree of risk. The risks set forth below are not the only risks we face. If any of the following risks occur, our business and financial condition could be materially adversely affected. In such case, the net asset value of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a relatively new company and have limited operating history.

We were formed on May 5, 2010 and commenced operations on August 25, 2011 after meeting our minimum offering requirement of selling, in aggregate, $2.5 million in common stock to persons not affiliated with us. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of our common stock could decline substantially.

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Current market conditions have impacted debt and equity capital markets in the United States, and we do not expect these conditions to improve in the near future.

Since the third quarter of 2007, global credit and other financial markets have suffered substantial stress, volatility, illiquidity and disruption. These forces reached extraordinary levels in late 2008, resulting in the bankruptcy of, the acquisition of, or government intervention in the affairs of several major domestic and international financial institutions. In particular, the financial services sector has been negatively impacted by significant write-offs as the value of the assets held by financial firms has declined, impairing their capital positions and abilities to lend and invest. We believe that such value declines were exacerbated by widespread forced liquidations as leveraged holders of financial assets, faced with declining prices, were compelled to sell to meet margin requirements and maintain compliance with applicable capital standards. Such forced liquidations have also impaired or eliminated many investors and investment vehicles, leading to a decline in the supply of capital for investment and depressed pricing levels for many assets. These events significantly diminished overall confidence in the debt and equity markets, engendered unprecedented declines in the values of certain assets, and caused extreme economic uncertainty.

Since March 2009, there have been signs that the global credit and other financial market conditions have improved as stability has increased throughout the international financial system; however, there have been recent periods of volatility. While financial conditions have improved, economic activity has remained subdued and corporate interest rate risk premiums, otherwise known as credit spreads, remain at historically high levels, particularly in the loan and high yield bond markets. These conditions may negatively impact our ability to obtain financing, particularly from the debt markets. In addition, future financial market uncertainty could lead to further financial market disruptions and could further impact our ability to obtain financing, which could limit our ability to grow our business, fully execute our business strategy and could decrease our earnings, if any. In addition, while we believe that these conditions also afford attractive opportunities to make investments, future financial market uncertainty could lead to further financial market disruptions and could further adversely impact our ability to obtain financing and the value of our investments.

The downgrade of the U.S. credit rating and the economic crisis in Europe could negatively impact our liquidity, financial condition and earnings.

Recent United States, or U.S., debt ceiling and budget deficit concerns, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades and economic slowdowns. Although U.S. lawmakers passed legislation to raise the federal debt ceiling, Standard & Poor's Ratings Services lowered its long-term sovereign credit rating on the United States (the "U.S.") from "AAA" to "AA+" in August 2011. The impact of this or any further downgrades to the U.S. government's sovereign credit rating, or its perceived creditworthiness, and the impact of the current crisis in Europe with respect to the ability of certain European Union countries to continue to service their sovereign debt obligations is inherently unpredictable and could adversely effect the U.S. and global financial markets and economic conditions. There can be no assurance that governmental or other measures to aid economic recovery will be effective. These developments and the government's credit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, the decreased credit rating could create broader financial turmoil and uncertainty, which may exert downward pressure on the price of our common stock. Continued adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Unfavorable economic conditions or other factors may affect our ability to borrow for investment purposes, and may therefore adversely affect our ability to achieve our investment objective.

Unfavorable economic conditions or other factors could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

There is a risk that investors in our equity securities may not receive distributions or that our distributions may not grow over time.

We intend to make distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions.

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The amount of any distributions we pay is uncertain. Our distributions to our stockholders may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we pay may represent a return of capital to you which will lower your tax basis in your shares and reduce the amount of funds we have for investment in targeted assets. We may not be able to pay you distributions, and our distributions may not grow over time.

We intend to declare distributions quarterly and pay distributions on a monthly basis. We will pay these distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a targeted level of distributions or year-to-year increases in distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Annual Report. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC can limit our ability to pay distributions. All distributions will be paid at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our stockholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital and will lower your tax basis in your shares. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in interests of portfolio companies. We have not established any limit on the extent to which we may use borrowings, if any, or proceeds from our public offering to fund distributions (which may reduce the amount of capital we ultimately invest in assets). There can be no assurance that we will be able to sustain distributions at any particular level or at all.

Price declines in the large corporate leveraged loan market may adversely affect the fair value of over-the-counter debt securities we hold, reducing our net asset value through increased net unrealized depreciation.

Prior to the onset of the financial crisis, collateralized loan obligations, or CLOs, a type of leveraged investment vehicle holding corporate loans, hedge funds and other highly leveraged investment vehicles, comprised the majority of the market for purchasing and holding senior secured and second lien secured loans. As the secondary market pricing of the loans underlying these portfolios deteriorated during the fourth quarter of 2008, it is our understanding that many investors, as a result of their generally high degrees of leverage, were forced to raise cash by selling their interests in performing loans in order to satisfy margin requirements or the equivalent of margin requirements imposed by their lenders. This resulted in a forced deleveraging cycle of price declines, compulsory sales, and further price declines, with widespread redemption requests and other constraints resulting from the credit crisis generating further selling pressure. While prices have appreciated measurably since the end of 2008, conditions in the large corporate leveraged loan market may deteriorate again, which may cause pricing levels to decline. As a result, we may suffer unrealized depreciation and could incur realized losses in connection with the sale of over-the-counter debt securities we hold, which could have a material adverse impact on our business, financial condition and results of operations.

Our ability to achieve our investment objective depends on our Adviser's ability to manage and support our investment process. If our Adviser were to lose any members of its senior management team, our ability to achieve our investment objective could be significantly harmed.

We are externally managed and depend upon the investment expertise, diligence, skill and network of business contacts of our Adviser. We also depend, to a significant extent, on our Adviser's access to the investment professionals and the information and deal flow generated by such investment professionals in the course of its investment and portfolio management activities. Our Adviser will evaluate, negotiate, structure, close, monitor and service our investments. Our success depends to a significant extent on the continued service and coordination of our Adviser, including its key professionals. The departure of a significant number of our Adviser's key professionals could have a materially adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that our Adviser will remain our investment adviser or that we will continue to have access to our Adviser's investment professionals or their information and deal flow.

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Because our business model depends to a significant extent upon relationships with investment banks, business brokers, loan syndication and trading desks, and commercial banks, the inability of our Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

Our Adviser depends on its relationship with investment banks, business brokers, loan syndication and trading desks, and commercial banks, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If our Adviser fails to maintain its existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom our Adviser's professionals have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

We may face increasing competition for investment opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We will compete for investments with other BDCs and investment funds (including private equity funds and mezzanine funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, also make investments in middle market private U.S. companies. As a result of these new entrants, competition for investment opportunities in private U.S. companies may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose investment opportunities if we do not match our competitors' pricing, terms and structure. If we are forced to match our competitors' pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the market for investments in private U.S. companies is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC.

A significant portion of our investment portfolio will be recorded at fair value as determined in good faith by our board of directors and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value, as determined by our board of directors. However, the majority of our investments will not be publicly traded or actively traded on a secondary market but, instead may be traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, we will value these securities quarterly at fair value as determined in good faith by our board of directors.

The determination of fair value, and thus the amount of unrealized losses we may incur in any year, is to a degree subjective, and our Adviser has a conflict of interest in making the determination. We expect to value these securities quarterly at fair value as determined in good faith by our board of directors based on input from our Adviser and our audit committee. Our board of directors may utilize the services of an independent third-party valuation firm to aid it in determining the fair value of any securities. The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value by our board of directors may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset value could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments. See "Determination of Net Asset Value."

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Our board of directors may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our board of directors has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without stockholder approval if it determines that doing so will be in the best interests of stockholders. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we have significant flexibility in investing the net proceeds of our public offering and may use the net proceeds from our public offering in ways with which our stockholders may not agree or for purposes other than those contemplated at the time of our public offering.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs and face other significant risks associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our Adviser's assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such internalization transaction. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our Adviser under the Advisory Agreement, we would incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our Adviser or its affiliates. We cannot reasonably estimate the amount of fees we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our Adviser, our earnings per share would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares. As currently organized, we will not have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. In addition, we could have difficulty retaining such personnel employed by us. Currently, individuals employed by our Adviser and its affiliates perform management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management's attention could be diverted from most effectively managing our investments.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies will be subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our stockholders, potentially with retroactive effect.

Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth in this Annual Report on Form 10-K and may result in our investment focus shifting from the areas of expertise of our Adviser to other types of investments in which our Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

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Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us.

We are subject to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Under current SEC rules, our management is required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and rules and regulations of the SEC thereunder. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a result, we expect to incur significant additional expenses in the near term, which may negatively impact our financial performance and our ability to pay distributions. This process also will result in a diversion of management's time and attention. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our internal control over financial reporting is or will be effective in a timely manner. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, variations in the interest rates on the debt securities we acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Terrorist attacks, acts of war or natural disasters may affect any market for our common stock, impact the businesses in which we invest and harm our business, operating results and financial condition.

Terrorist acts, acts of war or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

Security breaches and other disruptions could compromise our and our Adviser's information and expose us and our Adviser to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we and our Adviser store sensitive data, including our proprietary business information and that of our portfolio companies, and personally identifiable information of our directors, officers and other employees, in our and our Adviser's data centers and networks. The secure processing, maintenance and transmission of this information is important to our and our Adviser's operations and business strategy. Despite our security measures, our and our Adviser's information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our and our Adviser's networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations, and damage our and our adviser's reputations, and cause a loss of confidence in us and our adviser's products and services, which could adversely affect our business.

Risks Related to our Adviser and their Affiliates

Our Adviser is recently formed and has limited operating history.

Our Adviser was formed in June 2010 and has limited operating history and limited experience acting as an investment adviser for a BDC. Our ability to achieve our investment objective depends on our Adviser's ability to identify, analyze, invest in, finance and monitor companies that meet our investment criteria. Our Adviser's capabilities in managing the investment process and providing competent services to us will depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve our investment objective, our Adviser may need to hire, train, supervise and manage new investment professionals. Our Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support our investment process could have a material adverse effect on our business, financial condition and results of operations.

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Our Adviser and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our stockholders.

Our Adviser and its affiliates will receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and our Adviser to earn increased management fees.

We may be obligated to pay our Adviser incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.

The Advisory Agreement entitles our Adviser to receive incentive compensation on income regardless of any capital losses. In such case, we may be required to pay our Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

We expect that any incentive fee payable by us that relates to our net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. Pursuant to the Advisory Agreement, our Adviser will not be under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in our paying an incentive fee on income we never received.

For federal income tax purposes, we may be required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in circumstances in which we do not receive a corresponding payment in cash and to make distributions with respect to such income to maintain our status as a RIC even though we will not have received any corresponding cash amount. Under such circumstances, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay an incentive fee with respect to such accrued income for which we have not received a corresponding cash payment. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax. For additional discussion regarding the tax implications of a RIC, see "Federal Income Tax Risks — We will be subject to corporate-level income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code or to satisfy RIC distribution requirements."

The time and resources that individuals employed by our Adviser devote to us may be diverted and we may face additional competition due to the fact that neither our Adviser nor its affiliates are prohibited from raising money for or managing another entity that makes the same types of investments that we target.

The Adviser currently manages other investment entities, including several public non-listed REITs, and is not prohibited from raising money for and managing future investment entities that make the same types of investments as those we target. As a result, the time and resources that our Adviser devote to us may be diverted, and during times of intense activity in other programs, they may devote less time and resources to our business than is necessary or appropriate.

Our fee structure may induce our Adviser to make speculative investments or incur debt.

The incentive fee payable by us to our Adviser may create an incentive for it to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to our Adviser is determined may encourage it to use leverage to increase the return on our investments. In addition, the fact that our management fee is payable based upon our gross assets, which would include any borrowings for investment purposes, may encourage our Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor holders of our common stock. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns.

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There are significant potential conflicts of interest that could impact our investment returns.

We pay management and incentive fees to our Adviser and reimburse our Adviser for certain expenses it incurs. In addition, investors in our common stock will invest on a gross basis and receive distributions on a net basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments.

The part of the incentive fee payable by us that relates to our pre-incentive fee net investment income is computed and paid on income that may include interest that is accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible.

Our Adviser may seek to change the terms of the Advisory Agreement, which could affect the terms of our Adviser's compensation.

The Advisory Agreement will automatically renew for successive annual periods if approved by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. Moreover, conflicts of interest may arise if our Adviser seeks to change the terms of our the Advisory Agreement, including, for example, the terms for compensation. While any material change to the Advisory Agreement (other than a decrease in advisory fees) must be submitted to stockholders for approval under the 1940 Act, we may from time to time decide it is appropriate to seek stockholder approval to change the terms of the agreement.

In selecting and structuring investments appropriate for us, our Adviser will consider the investment and tax objectives of the Company and our stockholders as a whole, not the investment, tax or other objectives of any stockholder individually.

Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions made by our Adviser, including with respect to the nature or structuring of our investments, that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders' individual tax situations.

Risks Related to Business Development Companies

Our failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a BDC.

As a BDC, we may not acquire any assets other than "qualifying assets" unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. See "Regulation." Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in our portfolio for compliance purposes, the proceeds from such sales could be significantly less than the current value of such investments.

Failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a registered closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility.

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Regulations governing our operation as a BDC and RIC will affect our ability to raise, and the way in which we raise, additional capital or borrow for investment purposes, which may have a negative effect on our growth.

As a result of the annual distribution requirement to qualify as a RIC, we may need to periodically access the capital markets to raise cash to fund new investments. We may issue "senior securities," including borrowing money from banks or other financial institutions only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after such incurrence or issuance. Our ability to issue different types of securities is also limited. Compliance with these requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. As a BDC, therefore, we intend to continuously issue equity at a rate more frequent than our privately owned competitors, which may lead to greater stockholder dilution.

We expect to utilize leverage to generate capital to make additional investments. If the value of our assets declines, we may be unable to satisfy the asset coverage test under the 1940 Act, which could prohibit us from paying distributions and could prevent us from qualifying as a RIC. If we cannot satisfy the asset coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, repay a portion of our indebtedness at a time when such sales and repayments may be disadvantageous.

Under the 1940 Act, we generally are prohibited from issuing or selling our common stock at a price below net asset value per share, which may be a disadvantage as compared with other public companies. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the current net asset value of the common stock if our board of directors and independent directors determine that such sale is in our best interests and the best interests of our stockholders, and our stockholders in general, as well as those stockholders that are not affiliated with us approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our board of directors, closely approximates the fair value of such securities.

Our ability to enter into transactions with our affiliates will be restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of the independent members of our board of directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is considered our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any securities (other than selling securities we issue) from or to such affiliate, absent the prior approval of our board of directors. The 1940 Act also prohibits certain "joint" transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our board of directors and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we are prohibited from buying or selling any security from or to such person or certain of that person's affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. Further, we may be prohibited from buying or selling any security from or to any portfolio company of a private equity fund managed by our Adviser without the prior approval of the SEC. However, we will be permitted to, and may, co-invest in syndicated deals and secondary loan market transactions where price is the only negotiated point.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.

The net proceeds from the sale of shares in our public offering will be used for our investment opportunities, operating expenses and for payment of various fees and expenses such as management fees, incentive fees and other fees. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require debt or equity financing to operate. Accordingly, in the event that we develop a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected. As a result, we would be less able to achieve portfolio diversification and our investment objective, which may negatively impact our results of operations and reduce our ability to pay distributions to our stockholders.

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Risks Related to Our Investments

Our investments in portfolio companies may be risky, and we could lose all or part of our investment.

We invest primarily in senior secured term loans, second lien loans and mezzanine debt and selected equity investments issued by middle market companies.

Senior Secured Loans and Second Lien Loans. When we make senior secured term loans and second lien loans, we will generally take a security interest in the available assets of these portfolio companies, including the equity interests of their subsidiaries. We expect this security interest to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Also, in some circumstances, our lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company's financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Finally, applicable bankruptcy laws may adversely impact the timing and methods used by us to liquidate collateral securing our loans, which could adversely affect the collectability of such loans. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan's terms, or at all, or that we will be able to collect on the loan should we be forced to enforce our remedies.

Mezzanine Debt. Our mezzanine debt investments will generally be subordinated to senior loans and will generally be unsecured. This may result in a heightened level of risk and volatility or a loss of principal which could lead to the loss of the entire investment.

These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our stockholders to non-cash income. Since we will not receive any principal repayments prior to the maturity of some of our mezzanine debt investments, such investments will be of greater risk than amortizing loans.

Equity Investments. We expect to make selected equity investments. In addition, when we invest in first and second lien senior loans or mezzanine debt, we may acquire warrants to purchase equity securities. Our goal is ultimately to dispose of these equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

More generally, investing in private companies involves a number of significant risks, including that they:

- may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;
- have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and changing market conditions, as well as general economic downturns;
- are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;
- generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers and directors and employees of our Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and
- may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

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Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We will invest primarily in first and second lien senior secured loans, mezzanine debt, preferred equity and common equity issued by middle market companies. Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

Even though we intend to generally structure certain of our investments as senior loans, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might recharacterize our debt investment and subordinate all or a portion of our claim to that of other creditors. In situations where a bankruptcy carries a high degree of political significance, our legal rights may be subordinated to other creditors. We may also be subject to lender liability claims for actions taken by us with respect to a borrower's business or instances where we exercise control over the borrower.

Second priority liens on collateral securing our loans may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

A portion of our loans will be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company's obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before we receive anything. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors.

There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company's remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights are adversely affected.

We generally will not control our portfolio companies.

We generally will not control our portfolio companies, even though we may have board representation or board observation rights, and our debt agreements may contain certain restrictive covenants. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity for our investments in non-traded companies, we may not be able to dispose of our interests in our portfolio companies as readily as we would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

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Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of the portfolio companies in which we may invest may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our senior secured or second lien secured loans. A prolonged recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

In addition, while we believe that these conditions also afford attractive opportunities to make investments, future financial market uncertainty could lead to further financial market disruptions and could further adversely impact our ability to obtain financing and the value of our investments.

Defaults by our portfolio companies will harm our operating results.

A portfolio company's failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company's ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

We may not realize gains from our equity investments.

Certain investments that we may make could include warrants or other equity securities. In addition, we may make direct equity investments, including controlling investments, in companies. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We intend to seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these puts rights for the consideration provided in our investment documents if the issuer is in financial distress.

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.

We intend to invest in corporate debt of middle market companies, including privately held companies. Investments in private companies pose certain incremental risks as compared to investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and ability to withstand financial distress. Second, the investments themselves tend to be less liquid. As such, we may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. Finally, little public information generally exists about private companies. Further, these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of our Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. As a result, the relative lack of liquidity and the potential diminished capital resources of our target portfolio companies may affect our investment returns.

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The lack of liquidity in our investments may adversely affect our business.

We invest in companies whose securities are typically not publicly traded, and whose securities will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. We expect that our investments will generally be subject to contractual or legal restrictions on resale or are otherwise illiquid because there is usually no established trading market for such investments. The illiquidity of most of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

We may not have the funds or ability to make additional investments in our portfolio companies.

We may not have the funds or ability to make additional investments in our portfolio companies. After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant to purchase common stock. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Any decisions not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful operation or may reduce the expected return on the investment.

We may concentrate our investments in companies in a particular industry or industries.

In the event we concentrate our investments in companies in a particular industry or industries, any adverse conditions that disproportionately impact that industry or industries may have a magnified adverse effect on our operating results.

Risks Relating to Debt Financing

At December 31, 2011, we had approximately $5.9 million of outstanding indebtedness under the revolving line of credit we have with Main Street.

Illustration. The following table illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes (i) $16.25 million in total assets, (ii) a weighted average cost of funds of 3.73%, (iii) $10.0 million in debt outstanding (i.e., assumes that the full $10.0 million available to us under the line of credit we have with Main Street is outstanding) and (iv) $8.21 million in stockholders' equity. In order to compute the "Corresponding return to stockholders," the "Assumed Return on Our Portfolio (net of expenses)" is multiplied by the assumed total assets to obtain an assumed return to us. From this amount, the interest expense is calculated by multiplying the assumed weighted average cost of funds times the assumed debt outstanding, and the product is subtracted from the assumed return to us in order to determine the return available to stockholders. The return available to stockholders is then divided by our stockholders' equity to determine the "Corresponding return to stockholders." Actual interest payments may be different.

Assumed Return on Our Portfolio (net of expenses)	(10)%	(5)%	—%	5%	10%
Corresponding return to stockholders	(24.35)%	(14.45)%	(4.55)%	5.35%	15.25%

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Because we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.

At December 31, 2011 we had $5.9 million of debt financing. The use of borrowings, also known as leverage, increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. Because we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our common stock. If the value of our assets increases, leveraging would cause the net asset value attributable to our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause our net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock distribution payments. Leverage is generally considered a speculative investment technique.

Changes in interest rates may affect our cost of capital and net investment income.

Since we use debt to finance investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we will initially have to purchase or develop such expertise.

You should also be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee preferred return and may result in a substantial increase of the amount of incentive fees payable to our Adviser with respect to pre-incentive fee net investment income.

Risks Relating to Our Corporate Structure and Common Stock

Beginning August 24, 2012, which is 12 months from the time we met the minimum offering requirement in connection with our ongoing initial public offering, we intend to offer to repurchase your shares on a quarterly basis. As a result you will have limited opportunities to sell your shares and, to the extent are able to sell your shares under the program you may not be able to recover the amount of your investment in our shares.

Beginning 12 months from the time we met the minimum offering requirement in connection with our ongoing initial public offering, we intend to commence tender offers to allow you to tender your shares on a quarterly basis. As proposed, the share repurchase program will include numerous restrictions that limit your ability to sell your shares. We intend to limit the number of shares repurchased pursuant to our proposed share repurchase program as follows: (1) we currently intend to limit the number of shares to be repurchased during any calendar year to the number of shares we can repurchase with the proceeds we receive from the sale of shares of our common stock under our distribution reinvestment plan. At the discretion of our board of directors, we may also use cash on hand, cash available from borrowings and cash from liquidation of securities investments as of the end of the applicable period to repurchase shares; (2) we do not expect to repurchase shares in any calendar year in excess of 10% of the weighted average number of shares outstanding in the prior calendar year; (3) unless you tender all of your shares, you must tender at least 25% of the amount of shares you have purchased in the offering and must maintain a minimum balance of $1,000 subsequent to submitting a portion of your shares for repurchase by us; and (4) to the extent that the number of shares put to us for repurchase exceeds the number of shares that we are able to purchase, we will repurchase shares on a pro rata basis, not on a first-come, first-served basis. Further, we will have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under federal law or Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all repurchase requests made in any year.

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Our board of directors may amend, suspend or terminate the repurchase program upon 30 days notice. We will notify you of such developments (1) in the quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act. During our public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws. In addition, although we intend to implement a share repurchase program, we have discretion to not repurchase your shares, to suspend the program, and to cease repurchases. Further, the program has many limitations and should not be relied upon as a method to sell shares promptly and at a desired price.

The timing of our repurchase offers pursuant to our share repurchase program may be at a time that is disadvantageous to our stockholders.

When we make quarterly repurchase offers pursuant to the share repurchase program, we may offer to repurchase shares at a price that is lower than the price you paid for shares in our offering. As a result, to the extent you have the ability to sell your shares to us as part of our share repurchase program, the price at which you may sell your shares, may be lower than what you paid in connection with your purchase of shares in our offering.

In addition, in the event you choose to participate in our share repurchase program, you will be required to provide us with notice of your intent to participate prior to knowing what the repurchase price per share will be on the repurchase date. Although you will have the ability to withdraw your repurchase request prior to the repurchase date, to the extent you seek to sell your shares to us as part of our periodic share repurchase program, you will be required to do so without knowledge of what the repurchase price of our shares will be on the repurchase date.

Under the terms of our charter, our board of directors is authorized to issue shares of preferred stock with rights and privileges superior to common stockholders without common stockholder approval.

Under the terms of our charter, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has discretion to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of preferred stock.

Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act, including among other things, that (1) immediately after issuance and before any distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue shares of common stock. Pursuant to our charter, a majority of our entire board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. After your purchase in this offering, our board of directors may elect to sell additional shares in this or any follow-on public offerings, issue equity interests in private offerings or issue share-based awards to our independent directors or employees of our Adviser. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

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Certain provisions of our charter and bylaws as well as provisions of the Maryland General Corporation Law could deter takeover attempts and have an adverse impact on the value of our common stock.

Our charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire us. Under the Maryland General Corporation Law, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by employees who are directors of the corporation. Our bylaws contain a provision exempting us from the Control Share Acquisition Act under the Maryland General Corporation Law any and all acquisitions by any person of our shares of stock. Our board of directors may amend the bylaws to remove that exemption in whole or in part without stockholder approval. The Control Share Acquisition Act (if we amend our bylaws to be subject to that Act) may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Under the Maryland General Corporation Law, specified "business combinations," including mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities, between a Maryland corporation and any person who owns 10% or more of the voting power of the corporation's outstanding voting stock, and certain other parties (each an "interested stockholder"), or an affiliate of the interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter any of the specified business combinations must be approved by two super majority votes of the stockholders unless, among other conditions, the corporation's common stockholders receive a minimum price for their shares.

Under the Maryland General Corporation Law, certain statutory provisions permit a corporation that is subject to the Exchange Act and that has at least three independent directors to be subject to certain corporate governance provisions notwithstanding any contrary provision in the corporation's charter and bylaws. Among other provisions, a board of directors may classify itself without the vote of stockholders. Further, the board of directors, by electing into certain statutory provisions and notwithstanding any contrary provision in the charter or bylaws, may (i) provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting, (ii) reserve for itself the right to fix the number of directors, and (iii) retain for itself the exclusive power to fill vacancies created by the death, removal or resignation of a director. A corporation may be prohibited by its charter or by resolution of its board of directors from electing to be subject to any of the provisions of the statute. We are not prohibited from implementing any or all of the statute.

Additionally, our board of directors may, without stockholder action, authorize the issuance of shares of stock in one or more classes or series, including preferred stock; and our board of directors may, without stockholder action, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. These provisions may inhibit a change of control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the value of our common stock.

We are not obligated to complete a liquidity event by a specified date; therefore, it will be difficult for you to sell your shares.

We intend to explore a potential liquidity event for our stockholders between five to seven years following the completion of our offering stage. We expect that our board of directors, in the exercise of the requisite standard of care applicable to directors under Maryland law, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in our best interests. A liquidity event could include (1) the sale of all or substantially all of our assets either on a complete portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange, or (3) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company. However, there can be no assurance that we will complete a liquidity event within such time or at all. If we do not successfully complete a liquidity event, liquidity for your shares will be limited to our share repurchase program which we have no obligation to maintain.

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Federal Income Tax Risks

We may be subject to corporate-level taxes if we fail to qualify as a RIC.

To obtain and maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements.

- The annual distribution requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our net ordinary income and net short-term capital gain in excess of net long-term capital loss, if any. We are subject to corporate-level U.S. federal income tax on any of our undistributed income or gain. Additionally, we will be subject to a 4% nondeductible federal excise tax, however, to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar-year basis. Because we may use debt financing, we are subject to an asset coverage ratio requirement under the 1940 Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

- The income source requirement will be satisfied if we obtain at least 90% of our gross income for each year from distributions, interest, gains from the sale of stock or securities or similar sources.

- The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50% of the value of our assets must consist of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other acceptable securities; and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain "qualified publicly traded partnerships." Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax on all of our income, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. Even if we qualify as a RIC, we will be required to pay corporate-level federal income taxes on any income or capital gains that we do not distribute to stockholders. We may also be subject to certain U.S. federal excise taxes, as well as state, local and foreign taxes.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes.

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Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

You may receive shares of our common stock as distributions which could result in adverse tax consequences to you.

In order to satisfy the annual distribution requirement applicable to RICs, we may have the ability to declare a large portion of a distribution in shares of our common stock instead of in cash, provided that stockholders have the right to elect to receive their distribution in cash. As long as a portion of such distribution is payable in cash (which portion can be as low as 20% based on certain rulings by the IRS) and certain requirements are met, the entire distribution to the extent of our current and accumulated earnings and profits would be a dividend for U.S. federal income tax purposes. If too many stockholders elect to receive their distributions in cash, each stockholder electing to receive his/her distribution in cash would receive a pro rata portion of his/her distribution in cash and the remaining portion of the distribution would be paid in shares of our common stock. As a result, a stockholder would be taxed on the entire distribution in the same manner as a cash distribution, even though a portion of the distribution was paid in shares of our common stock.

You may have current tax liability on distributions you elect to reinvest in our common stock but would not receive cash from such distributions to pay such tax liability.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of our common stock received from the distribution.

If we do not qualify as a "publicly offered regulated investment company," as defined in the Code, you will be taxed as though you received a distribution of some of our expenses.

A "publicly offered regulated investment company" is a regulated investment company whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. If we are not a publicly offered regulated investment company for any period, a non-corporate shareholder's pro rata portion of our affected expenses, including our management fees, will be treated as an additional distribution to the shareholder and will be deductible by such shareholder only to the extent permitted under the limitations described below. For non-corporate shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered regulated investment company, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are deductible to an individual only to the extent they exceed 2% of such a shareholder's adjusted gross income, and are not deductible for alternative minimum tax purposes. While we anticipate that we will constitute a publicly offered regulated investment company after our first tax year, there can be no assurance that we will in fact so qualify for any of our taxable years.

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ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

Our executive offices are located at 405 Park Avenue, 15th Floor, New York, NY 10022. We believe that our current office facilities are adequate for our business as we intend to conduct it.

ITEM 3. LEGAL PROCEEDINGS

Neither we nor our investment adviser are currently subject to any material legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

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PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

There is currently no market for our common stock, and we do not expect that a market for our shares will develop in the future. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally will not be personally liable for our debts or obligations.

We are currently selling our shares on a continuous basis at an offering price of $10.26 per share; however, to the extent that our net asset value per share increases, we will sell at a price necessary to ensure that shares are not sold at a price, after deduction of selling commissions and dealer manager fees, that is below net asset value per share. In connection with each semi-monthly closing on the sale of shares of our common stock pursuant to our prospectus, as amended or supplemented, which relates to our public offering of common stock on a continuous basis, our board of directors or a committee thereof is required to make the determination that we are not selling shares of our common stock at a price below our then current net asset value per share within 48 hours of the time that we price our shares.

A decline in our net asset value per share to an amount more than 5% below our current offering price, net of selling commissions and dealer manager fees, creates a rebuttable presumption that there has been a material change in the value of our assets such that a reduction in the offering price per share is warranted. This presumption may only be rebutted if our board of directors, in consultation with our management, reasonably and in good faith determines that the decline in net asset value per share is the result of a temporary movement in the credit markets or the value of our assets, rather than a more fundamental shift in the valuation of our portfolio. In the event that (i) net asset value per share decreases to more than 5% below our current net offering price and (ii) our board of directors believes that such decrease in net asset value per share is the result of a non-temporary movement in the credit markets or the value of our assets, our board of directors will undertake to establish a new net offering price that is not more than 5% above our net asset value per share.

Set forth below is a chart describing the classes of our securities outstanding as of December 31, 2011:

Title of Class	Amount Authorized	Amount Issued
Common Stock, par value $0.001 per share	450,000,000	907,848

As of December 31, 2011, gross proceeds from the sale of common stock were $9.1 million, including stock issued pursuant to the DRIP and the purchase made by our Adviser for our initial capitalization. As of December 31, 2011, we had 283 record holders of our common stock.

Distributions

We declared our first distribution on June 23, 2011. Our board of director's intend to authorize and declare distributions quarterly and we intend to pay distributions on a monthly basis, subject to the board of directors' discretion and applicable legal restrictions. We will calculate each stockholder's specific distribution amount for the month using record and declaration dates, and the stockholder's distributions will begin to accrue on the date we accept their subscription for shares of our common stock. From time to time, we may also pay interim distributions at the discretion of our board of directors. Each year a statement on Internal Revenue Service Form 1099-DIV (or such successor form) identifying the source of the distribution (i.e., paid from ordinary income, paid from net capital gain on the sale of securities, and/or a return of paid-in capital surplus which is a nontaxable distribution) will be mailed to our stockholders. Our distributions may exceed our earnings, especially during the period before we have substantially invested the proceeds from this offering. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. No portion of the distributions paid during the year ended December 31, 2011 represented a return of capital for tax purposes

We have not established any limit on the extent to which we may use borrowings, if any, or proceeds from this offering to fund distributions (which may reduce the amount of capital we ultimately invest in assets). There can be no assurance that we will be able to sustain distributions at any particular level.

From time to time and not less than quarterly, our Adviser will be required to review our accounts to determine whether distributions are appropriate. We shall distribute pro rata to our stockholders funds received by us which our Adviser deems unnecessary for us to retain.

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To obtain and maintain RIC tax treatment, we must, among other things, distribute at least 90% of our net ordinary income and net short-term capital gain in excess of net long-term capital loss, if any. In order to avoid certain excise taxes imposed on RICs, we currently intend to distribute, or be deemed to distribute, during each calendar year an amount at least equal to the sum of (1) 98% of our net ordinary income for the calendar year, (2) 98.2% of our capital gain in excess of capital loss for the calendar year and (3) any net ordinary income and net capital gain for preceding years that were not distributed during such years and on which we paid no U.S. federal income tax. We can offer no assurance that we will achieve results that will permit the payment of any distributions and, if we issue senior securities, we will be prohibited from paying distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

We have adopted an "opt in" DRIP for our common stockholders. As a result, if we make a distribution, then stockholders will receive distributions in cash unless they specifically "opt in" to the DRIP so as to have their cash distributions reinvested in additional shares of our common stock.

The following table reflects the cash distributions per share that we have paid on our common stock to date (dollars in thousands except share and per share amounts):

Payment Date	Per share	Distributions Paid in Cash	Distributions Paid Through the DRIP	Total Distributions Paid
2011:				
October 3, 2011	$ 0.07	$ 13	$ 13	$ 26
November 1, 2011	$ 0.07	$ 20	$ 14	$ 34
December 1, 2011	$ 0.06	$ 25	$ 17	$ 42
2012:				
January 3, 2012	$ 0.06	$ 35	$ 21	$ 56
February 1, 2012	$ 0.06	$ 47	$ 26	$ 73
March 1, 2012	$ 0.06	$ 80	$ 34	$ 114
		$ 220	$ 125	$ 345

We may fund our cash distributions to stockholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations and capital gains proceeds. The source of the cash distributions paid during the year ended December 31, 2011 were from net investment income from operations for tax purposes.

SALES OF UNREGISTERED SECURITIES

We sold 22,222 shares of common stock to our Adviser on July 8, 2010, at $9.00 per share, which represents the initial public offering price of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share. The sale of shares to our Adviser was exempt from registration pursuant to section 4 (2) of the Securities Act of 1933, as amended. The proceeds were used to fund organization and offering costs of the Company.

ISSUER PURCHASES OF EQUITY SECURITIES

None.

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ITEM 6. SELECTED FINANCIAL DATA

The following selected financial data for the year ended December 31, 2011 and for the period from May 5, 2010 (Inception) to December 31, 2010 is derived from our financial statements which have been audited by Grant Thornton, LLP, our independent registered public accounting firm as stated in their report. The data should be read in conjunction with our financial statements and related notes thereto and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this report (dollars in thousands except share and per share data):

	For the Year Ended December 31, 2011	For the Period May 5, 2010 to December 31, 2010
Statement of operations data:		
Investment income	$ 308	$ —
Operating expenses		
Total expenses	967	8
Less: Expense waivers and reimbursements	818	
Net expenses	149	8
Net investment income (loss)	159	(8)
Realized and unrealized loss on investments	(22)	—
Net increase (decrease) in net assets resulting from operations	$ 137	$ (8)
Per share data:		
Net investment income (loss)	$ 0.74	$ (0.35)
Net increase (decrease) in net assets resulting from operations	$ 0.64	$ (0.35)
Distributions declared	$ 0.74	$ —
Balance sheet data:		
Total assets	$ 16,250	$ 1,177
Credit facility payable	$ 5,900	$ —
Total net assets	$ 8,207	$ 192
Other data:		
Total return [(1)]	7.27%	(3.89)%
Number of portfolio company investments at period end	35	—
Total portfolio investments for the period	$ 14,388	$ —
Investment sales and prepayments for the period	$ 122	$ —

[(1)] Total return is calculated assuming a purchase of shares of common stock at the current net asset value on the first day and a sale at the current net asset value on the last day of the periods reported. Distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the DRIP. The total return based on net asset value for the year ended December 31, 2011 includes the effect of the expense waiver and reimbursement which equaled 27.64%. For the period from May 5, 2010 (date of inception) to December 31, 2010, there was no expense waiver and reimbursement. Total returns covering less than a full period are not annualized.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with our accompanying financial statements. We are externally managed by our adviser, BDCA Adviser, LLC (the "Adviser"). The following information contains forward looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. Please see "Forward-looking Statements" above for a description of these risks and uncertainties.

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Overview

We incorporated in Maryland on May 5, 2010, as an externally managed, non-diversified closed-end investment company that intends to qualify as a RIC for U.S. federal income tax purposes for the taxable year ending December 31, 2011 and that has elected to be treated as a BDC, under the 1940 Act. We, therefore, are required to comply with certain regulatory requirements as promulgated under the 1940 Act. We are managed by the Adviser. The Adviser was formed in Delaware as a private investment management firm and is registered as an investment adviser under the Advisers Act. Our Adviser oversees the management of our activities and is responsible for making investment decisions for our portfolio.

On January 25, 2011, we commenced our IPO on a "reasonable best efforts basis" of up to 150.0 million shares of common stock, $0.001 par value per share, at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to the Registration Statement filed with the SEC under the Securities Act of 1933, as amended. We sold 22,222 shares of common stock to the Adviser, an entity wholly owned by American Realty Capital II, LLC (the "Sponsor") on July 8, 2010, at $9.00 per share, which represents the initial public offering price of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share. On August 25, 2011, we had raised sufficient funds to break escrow on our IPO and commenced operations as of that date. As of December 31, 2011, we had issued 0.9 million shares of our common stock for gross proceeds of $9.1 million including the purchase made by the Adviser and shares issued under the DRIP.

We anticipate that during our offering period we will invest largely in first and second lien senior secured loans and mezzanine debt issued by middle market companies. We may also purchase interests in loans through secondary market transactions in the "over-the-counter" market for institutional loans. First and second lien secured loans generally are senior debt instruments that rank ahead of subordinated debt and equity in bankruptcy priority and are generally secured by liens on the operating assets of a borrower which may include inventory, receivables, plant, property and equipment. Mezzanine debt is subordinated to senior loans and is generally unsecured. We define middle market companies as those with annual revenues between $10 million and $1 billion. We expect that our investments will generally range between approximately $1 million and $25 million, although this investment size will vary proportionately with the size of our capital base. As we increase our capital base during our offering period, we will begin investing in, and ultimately intend to have a substantial portion of our assets invested in, customized direct loans to and equity securities of middle market companies. In most cases, companies to whom we provide customized financing solutions will be privately held at the time we invest in them.

Prior to June 2011, the Adviser had a sub-advisory agreement with Main Street to act as a sub-adviser and to provide, subject to the Adviser's oversight, investment related services including identifying, evaluating, negotiating and structuring investments. In June 2011, our Adviser and Main Street agreed to terminate the agreement between them. At that time, Main Street Capital Partners, LLC, a Delaware limited liability company and wholly-owned subsidiary of Main Street, agreed to act as a consultant to the Adviser, offering advice and guidance with respect to certain back-office and compliance functions including, but not limited to, compliance with the 1940 Act rules and regulations, RIC compliance, investment company accounting matters and other applicable regulatory and operational service issues. We have entered into a fund administration servicing agreement and a fund accounting servicing agreement with the Administrator. The Administrator provides services, such as accounting, financial reporting, legal and compliance support and investor relations support, necessary to operate. The Dealer Manager, an affiliate of the Sponsor, serves as the dealer manager of the IPO. The Adviser and the Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of our assets. The Adviser and Dealer Manager will receive fees during the offering, acquisition, operational and liquidation stages. The Adviser will pay to Main Street and the Administrator a portion of the fees payable to the Adviser for the performance of these support services.

As a BDC, we are required to comply with certain regulatory requirements. For instance, we have to invest at least 70% of our total assets in "qualifying assets," including securities of U.S. operating companies whose securities are not listed on a national securities exchange, U.S. operating companies with listed securities that have equity market capitalizations of less than $250 million, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. In addition, we are only allowed to borrow money such that our asset coverage, which, as defined in the 1940 Act, measures the ratio of total assets less total liabilities (excluding borrowings) to total borrowings, equals at least 200% after such borrowing, with certain limited exceptions.

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Significant Accounting Estimates and Critical Accounting Policies

Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management's most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. In preparing the financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. As our expected operating plans occur we will describe additional critical accounting policies in the notes to our future financial statements in addition to those discussed below.

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:

Valuation of Portfolio Investments

Portfolio investments are reported on the balance sheet at fair value. On a quarterly basis we perform an analysis of each investment to determine fair value as follows:

Securities that are publicly-traded are valued at the reported closing price on the valuation date. Securities that are not publicly-traded but are traded through broker networks are valued using information including, but not limited to, indicative dealer quotes, values of like securities, and other available market information.

Investments in securities for which no active market exists are generally valued using either an enterprise value methodology and/or using debt fair value techniques. The enterprise value methodology determines the total value of a portfolio company, which is then allocated to individual securities in order of liquidation preference. To determine enterprise value we may use discounted cash flow techniques, comparisons to valuations of similar publicly traded companies, or comparisons to market transactions for comparable companies among other techniques where appropriate. Debt fair value techniques, such as market yield analysis where a discounted cash flow analysis is performed using estimated current market yield required on the debt instrument, may be applied to individual debt instruments.

In determining the fair value of investments, we may look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies, net income, revenues or, in limited instances, book value or liquidation value of a portfolio company, or other industry practices. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in assessing the value. Portfolio securities that carry certain restrictions on sale are typically valued at a discount from the public market value of the security, if there is one.

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, we will incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that our board of directors will consider include the borrower's ability to adequately service its debt, the fair market value of the portfolio company in relation to the face amount of its outstanding debt and the quality of collateral securing our debt investments.

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As part of our quarterly valuation process our Adviser may be assisted by an independent valuation firm engaged by our board of directors. The audit committee of our board of directors reviews each preliminary valuation and our Adviser and an independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee. Our board of directors then discusses the valuations and determines the fair value of each investment, in good faith, based on the input of our Adviser, the independent valuation firm (to the extent applicable) and the audit committee of our board of directors.

Determination of fair values involves subjective judgments and estimates. Accordingly, the notes to our financial statements refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations on our financial statements.

Income Taxes

We intend to elect to be treated for federal income tax purposes, and intend to qualify thereafter, as a RIC under Subchapter M of the Code. Generally, a RIC is exempt from federal income taxes if it distributes at least 90% of "Investment Company Taxable Income," as defined in the Code, each year. Dividends paid up to one year after the current tax year can be carried back to the prior tax year for determining the dividends paid in such tax year. We intend to distribute sufficient dividends to maintain its RIC status each year. We are also subject to nondeductible federal excise taxes if we does not distribute at least 98% of net ordinary income each calendar year, 98.2% of capital gain net income for the one year period ending on October 31 of such calendar year, if any, and any recognized and undistributed income from prior years for which we paid no federal income taxes. We will generally endeavor each year to avoid any federal excise taxes.

New Accounting Pronouncements

Please see "New Accounting Pronouncements" in Note 2 - Summary of Significant Accounting Policies to the financial statements.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

We measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Portfolio and Investment Activity

During year ended December 31, 2011, we made $14.4 million of investments in new portfolio companies and had $0.1 million in aggregate amount of exits and repayments, resulting in net investments of $14.3 million for the period. We had no investments as of December 31, 2010.

Our portfolio composition based on fair value at December 31, 2011 was as follows:

	At December 31, 2011	
	Percentage of Total Portfolio	Weighted Average Current Coupon Yield (1)
Senior Secured First Lien Loans	64.0%	9.4%
Senior Secured Second Lien Loans	21.0	10.5
Senior Secured Bonds	9.6	10.5
Subordinated Debt	1.6	12.0
Equity/Other	3.8	—
Total	100.0%	9.4%

(1) Excludes the effect of the amortization or accretion of loan premiums or discounts. Including the effect of the amortization of premiums and accretion of discounts the weighted average effective yield was 10.79% at December 31, 2011.

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The following table shows the portfolio composition by industry grouping at fair value at December 31, 2011 (dollars in thousands):

	At December 31, 2011		
	Investments at Fair Value		Percentage of Total Portfolio
Automobile	$	1,542	10.8%
Media: Diversified & Production		1,315	9.2
Capital Equipment		1,226	8.6
Healthcare & Pharmaceuticals		1,217	8.5
Services: Business		1,206	8.5
Beverage, Food & Tobacco		999	7.0
Utilities: Electric		876	6.1
Chemicals, Plastics & Rubber		830	5.8
Telecommunications		762	5.3
Construction & Building		690	4.9
Energy: Oil & Gas		681	4.8
Banking, Finance, Insurance & Real Estate		548	3.8
High Tech Industries		498	3.5
Media: Advertising, Printing & Publishing		480	3.4
Retail		451	3.2
Consumer goods: Non-durable		430	3.0
Hotel, Gaming & Leisure		290	2.0
Aerospace and Defense		230	1.6
Total	$	14,271	100.0%

Portfolio Asset Quality

Our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser grades the credit risk of all debt investments on a scale of 1 to 5 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio debt investment relative to the inherent risk at the time the original debt investment was made (i.e., at the time of acquisition), although it may also take into account under certain circumstances the performance of the portfolio company's business, the collateral coverage of the investment and other relevant factors.

Loan Rating	Summary Description
1	Debt investment exceeding fundamental performance expectations and/or capital gain expected. Trends and risk factors since the time of investment are favorable.
2	Performing consistent with expectations and a full return of principal and interest expected. Trends and risk factors are neutral to favorable. All investments are initially rated a “2”.
3	Performing debt investment requiring closer monitoring. Trends and risk factors show some deterioration.
4	Underperforming debt investment. Some loss of interest or dividend expected, but still expecting a positive return on investment. Trends and risk factors are negative.
5	Underperforming debt investment with expected loss of interest and some principal.

As of December 31, 2011, all investments are performing as expected and are rated 2 in accordance with our loan rating system.

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RESULTS OF OPERATIONS

Operating results for the year ended December 31, 2011 and for the period from May 5, 2010 (date of inception) to December 31, 2010 are as follows (dollars in thousands):

	For the Year Ended December 31, 2011	For the Period from May 5, 2010 (Date of Inception) to December 31, 2010
Total investment income	$ 308	$ —
Total expenses, net	149	8
Net investment income (loss)	159	(8)
Net realized gain	1	—
Net unrealized loss	(23)	—
Net increase (decrease) in net assets resulting from operations	$ 137	$ (8)

Investment Income

For the year ended December 31, 2011, total investment income was $0.3 million, and was attributable to the $14.4 million of investments in new portfolio companies. We held no investments during the 2010 periods.

Operating Expenses

The composition of our operating expenses for the year ended December 31, 2011 and for the period from May 5, 2010 (date of inception) to December 31, 2010 was as follows (dollars in thousands):

	For the Year Ended December 31, 2011	For the Period from May 5, 2010 (Date of Inception) to December 31, 2010
Contract termination fee	$ 320	$ —
Interest and credit facility financing expenses	119	—
Professional fees	97	—
Director fees	100	—
Insurance	189	—
Organization expenses	—	8
Management fees	49	—
Incentive fees	67	—
General and administrative expenses	26	—
Operating expenses before expense waivers and reimbursements	967	8
Waiver of management and incentive fees	(116)	—
Expense support reimbursement	(702)	—
Total operating expenses net of expense waivers and reimbursements	$ 149	$ 8

The contract termination fee for the year ended December 31, 2011 was incurred to terminate the sub-advisory agreement with Main Street. This amount was assumed by the Adviser pursuant to the Expense Support Agreement described in Note 4 to the financial statements – Related Party Transactions and Arrangements, included in this report. Interest and credit facility expenses for the year ended December 31, 2011 were comprised of amortization of deferred financing costs related to our line of credit facility and interest on the balance drawn on our credit facility from August 25, 2011 to December 31, 2011. For the year ended December 31, 2011, management fees of $0.05 million and incentive fees of $0.07 million were incurred but waived by the Adviser.

40

General and administrative expenses for the period ended December 31, 2011 were primarily insurance expense and directors fees and professional fees associated with servicing our portfolio of investments.

Net Realized Gain from Investments

For the year ended December 31, 2011, we had $0.1 million of principal repayments, resulting in a $1.0 thousand of realized gains.

Net Change in Unrealized Depreciation on Investments

For the year ended December 31, 2011, our investments had $0.02 million of unrealized depreciation.

Changes in Net Assets from Operations

For the year ended December 31, 2011, we recorded a net increase in net assets resulting from operations of $0.1 million versus a net decrease in net assets resulting from operations of $0.01 million for the period from May 5, 2010 (date of inception) to December 31, 2010. The difference is attributable to an increase in net investment income offset by an increase in interest expense for the period ended December 31, 2011, as compared to the same period in the prior year after the effect of fees and expenses which were waived or assumed by the Adviser. Based on the weighted average shares of common stock outstanding for the periods ended December 31, 2011 and 2010, respectively, our per share net increase in net assets resulting from operations was $0.64 for the year ended December 31, 2011, versus a per share net decrease in net assets resulting from operations of $0.35 for the period from May 5, 2010 (date of inception) to December 31, 2010.

Cash Flows for the Year Ended December 31, 2011

For the year ended ended December 31, 2011, net cash used in operating activities was $12.0 million. The level of cash flows used in or provided by operating activities is affected by the timing of purchases, redemptions and sales of portfolio investments, among other factors. Cash flows provided by operating activities for the year ended December 31, 2011 were mainly due to net income adjusted for a non-cash item of $0.05 million (amortization of deferred credit facility financing costs) increases in accounts payable of $0.3 million, unsettled trades payable of $1.9 million and principal payments received on investments of $0.1 million offset by cash used in operating activities of $14.4 million for purchases of investments, $0.1 million from increases in interest receivable and $0.04 million from increases in prepaid expenses and other assets.

Net cash provided by financing activities of $12.9 million during the year ended December 31, 2011 related to net proceeds from the issuance of common stock of $8.0 million, and proceeds on line of credit of $5.9 million and net proceeds from affiliates of $0.6 million. These inflows were partially offset by payments of deferred offering costs of $1.5 million and payments of stockholder distributions of $0.1 million.

Cash Flows for the Period from May 5, 2010 (date of inception) to December 31, 2010

Cash flows used in operating activities were due to net loss of $0.01 million, partially offset by an increase of $0.01 million in accounts payable and accrued expenses.

Net cash provided by financing activities consisted of proceeds from the issuance of common stock of $0.2 million, partially offset by payments related to offering costs of $0.2 million.

Liquidity and Capital Resources

We generate cash from the net proceeds of our ongoing continuous initial public offering and, as our portfolio of investments builds, from cash flows from fees, interest and dividends earned from our investments, as well as proceeds from sales of our investments. The Registration Statement offering for sale up to $1.5 billion of shares of our common stock (150.0 million shares at an initial offering price of $10.00 per share) (the "Offering"), was declared effective on January 27, 2011. As of December 31, 2011, we had issued 0.9 million shares of our common stock for gross proceeds of $9.1 million including shares issued pursuant to the DRIP and shares purchased by the Adviser for our initial capitalization.

41

Our principal demands for funds in both the short-term and long-term are for portfolio investments, either directly or through investment interests, for the payment of operating expenses, distributions to our investors, repurchases under our stock repurchase program, and for the payment of principal and interest on our outstanding indebtedness. Generally, capital needs for investment activities will be met through net proceeds received from the sale of common stock through our public offering. We may also from time to time enter into other agreements with third parties whereby third parties will contribute to specific investment opportunities. Items other than investment acquisitions are expected to be met from a combination of the proceeds from the sale of common stock, cash flows from operations, and, during our IPO, reimbursements from the Adviser. Management expects that in the future, as our investment portfolio grows, our investments will generate sufficient cash flow to cover operating expenses and the payment of a monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from private offerings, proceeds from the sale of investments and undistributed funds from operations. However, our ability to incur additional debt will be dependent on a number of factors, including our degree of leverage, the value of our unencumbered assets and borrowing restrictions that may be imposed by lenders. Our ability to access the equity markets will be dependent on a number of factors as well, including general market conditions for business development companies and market perceptions about us.

In January 2011, we entered into an agreement to obtain a revolving line of credit in the amount of $10.0 million with Main Street. The line of credit bears a variable interest rate based on the London Inter Bank Offered Rate plus 3.50%. The line will be available to us until January 2013 and permits us to periodically draw on the available funds to purchase securities or pay certain expenses. The line of credit agreement required us to pay a commitment fee of $0.1 million payable based on 1% of each draw on the available funds. Borrowings under the line of credit are secured by our assets including cash, securities, investments property, fixtures and equipment among other assets. At December 31, 2011, we had $5.9 million outstanding on this facility.

Our cash is deposited in either commercial bank accounts or custody accounts and may be deposited in short-term, highly liquid investments that we believe provide appropriate safety of principal.

Distributions

On June 23, 2011, our board of directors declared a series of distributions representing an annualized yield of 8.11% based on our initial public offering price of $10.00 per share. As of December 31, 2011, the annualized yield for distributions declared was 7.90% based on our current public offering price of $10.26 per share. The monthly distributions are made based on record dates beginning August 25, 2011. From time to time, we may also pay interim distributions at the discretion of our Board of Directors. Our distributions may exceed our earnings, especially during the period before we have substantially invested the proceeds from our IPO. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. During the year ended December 31, 2011, we have declared and paid cash distributions of $0.2 million, which consists of $0.1 million in cash and $0.1 million issued pursuant to the DRIP.

We have not established any limit on the extent to which we may use borrowings, if any, or proceeds from our IPO to fund distributions (which may reduce the amount of capital we ultimately invest in assets). There can be no assurance that we will be able to sustain distributions at any particular level.

Election as a RIC

We intend to elect to be treated as a RIC under Subchapter M of the Code commencing with our taxable year ended December, 31 2011, and to qualify as a RIC thereafter. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders from our tax earnings and profits. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, in order to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our "investment company taxable income," which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gain over realized net long-term capital loss, or the annual distribution requirement. Even if we qualify as a RIC, we generally will be subject to corporate-level U.S. federal income tax on our undistributed taxable income and could be subject to U.S. federal excise, state, local and foreign taxes.

42

Inflation

The impact of inflation on our portfolio depends on the type of securities we hold. When inflation occurs, the value of our equity securities may fall in the short term. However in the long term, a company's revenue and earnings and, therefore, the value of the equity investment, should at least increase at the same pace as inflation. The effect of inflation on debt securities is more immediate and direct as inflation may decrease the value of fixed rate debt securities. However, not all debt securities are affected equally, the longer the term of the debt security, the more volatile the value of the investment. The process through which we will value the investments in our portfolio on a quarterly basis, market quotations and our multi-step valuation process as described in our significant accounting policies, will take the effect of inflation into account.

Related-Party Transactions and Agreements

We have entered into agreements with affiliates of our Adviser, whereby we pay certain fees or reimbursements to our Adviser or its affiliates in connection with asset and service fees, reimbursement of operating costs and offering related costs. See Note 4 – Related Party Transactions and Arrangements in our financial statements included in this report for a discussion of the various related-party transactions, agreements and fees.

Contractual Obligations

The following table shows our payment obligations for repayment of debt and other contractual obligations at December 31, 2011 (dollars in thousands):

		Payment Due by Period			
	Total	Less than 1 year	1 - 3 years	3- 5 years	More than 5 years
Revolving line of credit	$ 5,900	$ —	$ 5,900	$ —	$ —
Interest on revolving line of credit (1)	222	—	222	—	—
Total contractual obligations	$ 6,122	$ —	$ 6,122	$ —	$ —

(1) Interest rate on variable rate debt is based on rate as of December 31, 2011.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our market risk arises primarily from interest rate risk relating to interest rate fluctuations. Many factors including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control contribute to interest rate risk. To meet our short and long-term liquidity requirements, we borrow funds at a combination of fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements, subject to the requirements of the 1940 Act, in order to mitigate our interest rate risk with respect to various debt instruments. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates. During the periods covered by this report, we did not engage in interest rate hedging activities.We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of December 31, 2011, our debt included variable-rate debt, bearing a variable interest rate at the London Interbank Offered Rate plus 3.50%, or 3.77% at December 31, 2011 with a carrying value of $5.9 million. Assuming that our current balance sheet was to remain constant and no actions were taken to alter our existing interest rate sensitivity, a 100 basis point move in interest rates up or down from their December 31, 2011 levels, would increase or decrease our interest expense and net income by $0.06 million annually. We are also exposed to changes in the fair value of our investment portfolio due to changes in market interest rates. At December 31, 2011, our investment portfolio was comprised of 100% fixed rate debt instruments. The effect of a 100 basis point increase or decrease in interest rates from their December 31, 2011 levels would result in an increase or decrease in NAV of $0.1 million or 1.06% due to changes in the fair value of our assets. These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and, assume no other changes in our capital structure.

Because we may borrow money to make investments, our net investment income may be dependent on the difference between the rate at which we borrow funds and the rate at which we invest these funds. In periods of increasing interest rates, our cost of funds would increase, which may reduce our net investment income. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements are annexed to this Annual Report beginning on page F-1.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Annual Report on Form 10-K and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Annual Report on Form 10-K.

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Management's Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in SEC Rules 13a-15(f) and 15d-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Our internal control over financial reporting includes those policies and procedures that:

1. Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the Company's transactions and the dispositions of assets of the Company;

2. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of our management and Board of Directors; and

3. Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance with respect to financial statement preparation and presentation and may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management's report on internal control over financial reporting is set forth below under the heading "Management's Report on Internal Control over Financial Reporting" in Item 15 of this annual report on Form 10-K.

Change in Internal Control Over Financial Reporting

No change occurred in our internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the year ended December 31, 2011 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

The Company and its Adviser have entered into an Expense Support Agreement pursuant to which the Adviser has agreed to pay up to 100% of the Company's offering and operating expenses, and the Company has agreed to reimburse the Adviser under certain circumstances. See Note 4 — Related Party Transactions and Arrangements to the Financial Statements included else where in this report for additional information on this agreement.

45

PART III

We will file a definitive Proxy Statement for our 2012 Annual Meeting of Stockholders with the Securities and Exchange Commission (the "SEC"), pursuant to Regulation 14A, not later than 120 days after the end of our fiscal year. Accordingly, certain information required by Part III has been omitted under General Instruction G(3) to Form 10-K. Only those sections of our definitive Proxy Statement that specifically address the items set forth herein are incorporated by reference.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information required by Item 10 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2012 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

We have adopted a Code of Business Conduct, Ethics and Statement on the Prohibition of Insider Trading, that applies to directors, officers and employees. The code of business conduct and ethics is available on our website at http// www.BDCofAmerica.com. We will report any amendments to or waivers of a required provision of the code of business conduct and ethics on our website or in a Form 8-K.

ITEM 11. EXECUTIVE COMPENSATION

The information required by Item 11 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2012 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by Item 12 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2012 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by Item 13 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2012 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by Item 14 is hereby incorporated by reference from our definitive Proxy Statement relating to our 2012 Annual Meeting of Stockholders, to be filed with the SEC within 120 days following the end of our fiscal year.

46

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included, or incorporated by reference, in this Annual Report on Form 10-K for the year ended December 31, 2011 (and are numbered in accordance with Item 601 of Regulation S-K).

a. Financial Statements

See the Index to the Financial Statements at page F-1 of this report.

47

b. Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Registrant (previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 8, 2011 and herein incorporated by reference).
3.2	Bylaws (previously filed as Exhibit(b) to the Company's Pre-Effective Amendment No. 1 to its Registration Statement on Form N - 2 filed November 24, 2010 and herein incorporated by reference).
4.1	Form of Subscription Agreement (previously filed as Appendix A to the Prospectus in the Company's Registration Statement on Form N-2 filed January 24, 2011 and herein incorporated by reference).
10.1	Amended and Restated Investment Advisory and Management Services Agreement by and between the Company and Adviser (previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed June 23, 2011, and herein incorporated by reference).
10.2	Form of Dealer Manager Agreement with Reality Capital Securities, LLC (previously filed as Exhibit (h)(1) to the Company's Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 filed January 14, 2011, and herein incorporated by reference).
10.3	Form of Soliciting Dealer Agreement (previously filed as Exhibit (h)(2) to the Company's Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 filed January 14, 2011, and herein incorporated by reference).
10.4	Loan and Security Agreement by and between the Company and Main Street Capital Corporation (previously filed as Exhibit (k)(2) to the Company's Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 filed January 14, 2011, and herein incorporated by reference).
10.5	Revolving Promissory Note (previously filed as Exhibit (k)(3) to the Company's Pre-Effective Amendment No.2 to its Registration Statement on Form N-2 filed January 14, 2011, and herein incorporated by reference).
10.6	Amended and Restated Subscription Escrow Agreement with Wells Fargo Bank (previously filed as Exhibit (k)(1) to the Company's Post Effective Amendment No. 3 to its Registration Statement on Form N-2 filed November 3, 2011, and herein incorporated by reference).
10.7	Fund Administration Servicing Agreement by and between the Company and US Bancorp Fund Services, LLC (previously filed as Exhibit 10.9 to the Company's Annual Report on Form 10-K filed March 31, 2011 and herein incorporated by reference).
10.8	Fund Accounting Servicing Agreement by and between the Company and US Bancorp Fund Services, LLC (previously filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K filed March 31, 2011, and herein incorporated by reference)
10.9	Distribution Reinvesment Plan (previously filed as Exhibit E to the Company's Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 filed November 24, 2010, and herein incorporated by reference).
10.10	Assignment and Assumption Agreement (previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 31, 2011 and herein incorporated by reference).
10.11	Custody Agreement (previously filed as Exhibit (j) to the Company's Post-Effective Amendment No. 2 to its Registration Statement on Form N-2 filed on September 1, 2011 and herein incorporated by reference).
10.12	Expense Support Agreement dated November 9, 2011 (previously filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q filed on November 14, 2011 and herein incorporated by reference).
14.1	Code of Ethics (previously filed as Exhibit 14.1 on the Company's Annual Report on Form 10-K filed March 31, 2011, and herein incorporated by reference).
31.1	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).
31.2	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).
32	Written statement of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

48

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 19th day of March 2012.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:

/s/ Nicholas S. Schorsch

Name: Nicholas S. Schorsch

Title: Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chairman and Chief Executive Officer (Principal Executive Officer)	March 19, 2012
/s/ Brian S. Block Brian S. Block	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 19, 2012
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President	March 19, 2012
/s/ William M. Kahane William M. Kahane	Director	March 19, 2012
/s/ Edward G. Rendell Edward G. Rendell	Director	March 19, 2012
/s/ Leslie D. Michelson Leslie D. Michelson	Director	March 19, 2012
/s/ William G. Stanley William G. Stanley	Director	March 19, 2012

49

INDEX TO FINANCIAL STATEMENTS

	Page
Management's Report on Internal Control over Financial Reporting	F- 2
Report of Independent Registered Public Accounting Firm	F- 2
Audited Financial Statements:	
Statements of Assets and Liabilities as of December 31, 2011 and 2010	F- 4
Statements of Operations for the Year Ended December 31, 2011 and the Period from May 5, 2010 (Date of Inception) to December 31, 2010	F- 5
Statements of Changes in Net Assets for the Year Ended December 31, 2011 and the Period from May 5, 2010 (Date of Inception) to December 31, 2010	F- 6
Statements of Cash Flows for the Year Ended December 31, 2011 and the Period from May 5, 2010 (Date of Inception) to December 31, 2010	F- 7
Schedule of Investments as of December 31, 2011	F- 8
Notes to Financial Statements	F- 10

F- 1

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. In connection with the preparation of our annual financial statements, management has conducted an assessment of the effectiveness of our internal control over financial reporting based on the framework set forth in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). Management's assessment included an evaluation of the design of our internal control over financial reporting and testing of the operational effectiveness of those controls. Based on this evaluation, we have concluded that, as of December 31, 2011, our internal control over financial reporting was effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

F- 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Business Development Corporation of America

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Business Development Corporation of America (a Maryland Corporation) (the "Company") as of December 31, 2011 and the related statements of operations, changes in net assets, cash flows and financial highlights for the year ended December 31, 2011 and for the period from May 5, 2010 (date of inception) to December 31, 2010. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Business Development Corporation of America (a Maryland Corporation) as of December 31, 2011 and the results of its operations, changes in net assets, cash flows and financial highlights for the year ended December 31, 2011 and for the period from May 5, 2010 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 19, 2012

F- 3

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

STATEMENTS OF ASSETS AND LIABILITIES
(in thousands except share and per share data)

	December 31, 2011	December 31, 2010
ASSETS		
Investments, at fair value (amortized cost of $14,294 and $0, respectively)	$ 14,271	$ —
Cash and cash equivalents	828	1
Interest receivable	142	—
Due from affiliate	918	1,176
Deferred credit facility financing costs, net	50	—
Prepaid expenses and other assets	41	—
Total assets	$ 16,250	$ 1,177
LIABILITIES		
Revolving credit facility	$ 5,900	$ —
Payable for unsettled trades	1,914	—
Accounts payable and accrued expenses	154	985
Interest and credit facility fees payable	19	—
Stockholder distributions payable	56	—
Total liabilities	$ 8,043	$ 985
NET ASSETS		
Preferred stock, $.001 par value, 50,000,000 shares authorized, none issued and outstanding	$ —	$ —
Common stock, $.001 par value, 450,000,000 and 100,000,000 shares authorized respectively 907,848 and 22,222 shares issued and outstanding, respectively	1	—
Capital in excess of par value	8,235	200
Accumulated distributions in excess of net investment income	(29)	(8)
Net assets	8,207	192
Total liabilities and net assets	$ 16,250	$ 1,177
Net asset value per share	$ 9.04	$ 8.65
Offering price excluding commissions and dealer manager fees	$ 9.23	$ —

The accompanying notes are an integral part of these statements.

F- 4

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

STATEMENTS OF OPERATIONS

(dollars in thousands except share and per share data)

	For the Year Ended December 31, 2011	For the Period from May 5, 2010 (Date of Inception) to December 31, 2010
Investment income:		
Interest from investments	$ 308	$ —
Operating expenses:		
Contract termination fee	320	—
Interest and credit facility financing expenses	119	—
Professional fees	97	—
Directors fees	100	—
Insurance	189	—
Organization expenses	—	8
Management fees	49	—
Incentive fees	67	—
Other administrative	26	—
Expenses before expense waivers and reimbursements	967	8
Waiver of management and incentive fees	(116)	—
Expense support reimbursement	(702)	—
Total expenses net of expense waivers and reimbursements	149	8
Net investment income (loss)	159	(8)
Realized and unrealized gain (loss) on investments:		
Net realized gain from investments	1	—
Net change in unrealized depreciation on investments	(23)	—
Net realized and unrealized loss on investments	(22)	—
Net increase (decrease) in net assets resulting from operations	$ 137	$ (8)
Per share information - basic and diluted		
Net investment income (loss)	$ 0.74	$ (0.35)
Net increase (decrease) in net assets resulting from operations	$ 0.64	$ (0.35)
Weighted average shares outstanding	214,640	22,222

The accompanying notes are an integral part of these statements.

F- 5

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

STATEMENTS OF CHANGES IN NET ASSETS
(dollars in thousands except share and per share data)

	For the Year Ended December 31, 2011	For the Period from May 5, 2010 (Date of Inception) to December 31, 2010
Operations:		
Net investment income (loss)	$ 159	$ (8)
Net realized gain from investments	1	—
Net unrealized depreciation on investments	(23)	—
Net increase (decrease) in net assets from operations	137	(8)
Stockholder distributions:		
Distributions from net investment income	(158)	—
Net decrease in net assets from stockholder distributions	(158)	—
Capital share transactions:		
Issuance of common stock	7,993	200
Reinvestment of stockholder distributions	43	—
Net increase in net assets from capital share transactions	8,036	200
Total increase in net assets	8,015	192
Net assets at beginning of period	192	—
Net assets at end of period	$ 8,207	$ 192
Net asset value per common share	$ 9.04	$ 8.65
Common shares outstanding at end of period	907,848	22,222
Accumulated distributions in excess of net investment income	$ (29)	$ (8)

The accompanying notes are an integral part of these statements.

F- 6

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

STATEMENTS OF CASH FLOWS
(dollars in thousands)

	For the Year Ended December 31, 2011	For the Period from May 5, 2010 (Date of Inception) to December 31, 2010
Operating activities:		
Net increase (decrease) in net assets from operations	$ 137	$ (8)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:		
Paid-in-kind interest income	(1)	—
Net accretion of discount on investments	(26)	—
Amortization of deferred financing costs	50	—
Repayments of investments	122	—
Purchase of investments	(14,388)	—
Net realized gain from investments	(1)	—
Net unrealized depreciation on investments	23	—
Increase in operating assets:		
Interest receivable	(142)	—
Prepaid expenses and other assets	(41)	—
Increase in operating liabilities:		
Payable for unsettled trades	1,914	—
Management and incentive fees payable	—	—
Accounts payable and accrued expenses	295	8
Interest and credit facility fees payable	19	—
Net cash used in operating activities	(12,039)	—
Financing activities:		
Proceeds from issuance of shares of common stock, net	7,993	200
Reinvestment of stockholder distributions	43	—
Payments offering costs	(1,550)	(199)
Proceeds from line of credit	5,900	—
Payments of financing cost	(51)	—
Proceeds from affiliate, net	632	—
Stockholder distributions	(101)	—
Net cash provided by financing activities	12,866	1
Net increase in cash and cash equivalents	827	1
Cash and cash equivalents, beginning of period	1	—
Cash and cash equivalents, end of period	$ 828	$ 1
Supplemental information:		
Interest paid during the period	$ 30	$ —

The accompanying notes are an integral part of these statements.

F- 7

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

SCHEDULE OF INVESTMENTS
(dollars in thousands)

December 31, 2011

Portfolio Company (a)	Industry	Investment Coupon Rate/ Maturity	Effective Yield	Principal / Number of Shares	Amortized Cost	Fair Value (c)	% of Net Assets
Senior Secured First Lien Loans - 111.3% (b)							
Audio Messaging Solutions, LLC	Media/Marketing	12.00%, 6/16/2016	12.00%	$ 1,085	$ 1,085	$ 1,085	13.3%
Avaya, Inc.	Telecommunications	L + 4.50% (5.01%), 10/26/2017	7.80%	292	260	272	3.3%
California Healthcare Medical Billing, Inc.	Professional Services	12.00%, 10/17/2015	12.00%	230	230	230	2.8%
Central Parking	Parking Services	L +2.25% (2.81%), 5/22/2014	8.54%	349	305	305	3.7%
Chrysler Group LLC	Automobile Manufacturing	L + 4.75% (6.00%), 5/24/2017	8.27%	299	270	284	3.5%
EIG Investors	Web Hosting	L + 6.50% (8.00%), 12/19/2017	8.43%	500	490	490	6.0%
Global Tel Link	Telecommunications	L + 5.50% (7.00%), 11/26/2017	7.41%	500	490	490	6.0%
Harrah's Propco	Resorts	L + 3.00% (3.25%), 2/13/2015	10.87%	400	290	290	3.5%
Harrison Hydra-Gen, Ltd.	Manufacturing	12.00%, 6/4/2015	12.00%	230	230	230	2.8%
Indianapolis Aviation Partners, LLC	Aviation Services	12.00%, 9/15/2014	12.00%	230	230	230	2.8%
J Jill	Fashion/Retail	L + 8.50% (10.00%), 3/17/2017	13.18%	550	484	451	5.5%
K2 Pure Solutions	Chemicals Manufacturing	L + 6.75% (10.00%), 9/10/2015	9.99%	450	450	450	5.5%
KIK Custom Products Inc.	Consumer Products	L + 2.25% (2.53%), 11/24/2014	5.24%	499	430	430	5.2%
Mid-Columbia Lumber Products, LLC	Construction Materials	12.00%, 12/18/2014	12.00%	230	230	230	2.8%
Omi Holdings	Manufacturing	12.00%, 4/13/2013	11.99%	996	996	996	12.1%
Open Solutions	Software	L + 2.13% (2.55%), 1/23/2014	8.92%	549	485	485	5.9%
OPI International Ltd. (d)	Oil and Gas Equipment and Services	12.00%, 11/30/2015	12.00%	230	230	230	2.8%
Pegasus Research Group, LLC	Media/Marketing	13.00% Cash / 3% PIK, 1/6/2016	16.00%	231	231	231	2.8%
PPL Rvs, Inc	Recreational Vehicles	18.00%, 6/10/2015	17.99%	215	215	215	2.6%
ProPT	Physical Therapy	L + 7.00% (8.50%), 10/31/2016	8.84%	988	988	988	12.1%
River Aggregates, LLC	Construction Materials	12.00%, 3/30/2016	12.00%	230	230	230	2.8%
Texas Competitive Electric	Utilities	L + 4.50% (4.78%), 10/10/2017	12.43%	450	307	288	3.5%
Sub Total Senior Secured First Lien Loans					9,156	9,130	111.3%

F- 8

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

SCHEDULE OF INVESTMENTS
(dollars in thousands)

December 31, 2011

Senior Secured Second Lien Loans - 36.5% (b)							
Bolthouse	Agriculture	L + 7.50% (9.50%), 8/11/2016	9.49%	$ 500	$ 500	$ 500	6.1%
Ceres Management, LLC	Auto Parts and Equipment	14.00%, 3/31/2013	13.98%	230	230	230	2.8%
Condit Exhibits, LLC (e)	Media/Marketing	9.00% Cash / 9.00% PIK, 7/1/2013	17.97%	230	230	230	2.8%
Infor Global	Software	L + 6.25% (6.51%), 3/2/2014	9.01%	600	498	498	6.1%
Pierre Foods Inc.	Food and Food Service	L + 9.50% (11.25%), 9/30/2017	11.18%	500	499	499	6.1%
Sensus Metering	Energy Metering	L + 7.25% (8.50%), 5/9/2017	8.97%	600	588	588	7.1%
Southern Pacific Resource Corp. (d)	Oil/Gas Exploration and Drilling	L + 7.50% (10.75%), 1/7/2016	10.58%	449	451	451	5.5%
Sub Total Senior Secured Second Lien Loans					2,996	2,996	36.5%
Senior Secured Bonds - 16.6% (b)							
Avis Budget Car Rental	Automobiles Rentals	8.25%, 1/15/2019	8.92%	$ 500	$ 488	$ 507	6.1%
McClatchy Co.	Media/Marketing	11.50%, 2/15/2017	12.55%	500	481	481	5.9%
Momentive Performance	Chemicals Manufacturing	9.00%, 1/15/2021	13.40%	500	396	380	4.6%
Sub Total Senior Secured Bonds					1,365	1,368	16.6%
Subordinated Debt - 2.8% (b)							
NTS Holdings, Inc.	Logistics	12.00%, 4/30/2015	11.99%	230	230	230	2.8%
Sub Total Subordinated Debt					230	230	2.8%
Equity/Other - 6.7% (b)							
Bank of America - (BAC-H Preferred)	Financial Services	Perpetual	—	25	547	547	6.7%
Sub Total Equity/Other					547	547	6.7%
TOTAL INVESTMENTS - 173.9% (b)					$ 14,294	$ 14,271	173.9%
LIABILITIES IN EXCESS OF OTHER ASSETS - 73.9%						(6,064)	73.9%
NET ASSETS - 100%						$ 8,207	100%

(a) All of the Company's debt investments are issued by eligible portfolio companies, as defined in the Investment Company Act of 1940, except OPI International Ltd., Southern Pacific Resource Corp. and Avis Budget Car Rental.

(b) Percentages are based on net assets of $8,207 thousand as of December 31, 2011.

(c) Because there is no readily available market value for these investments, the fair value of these investments is determined in good faith by the Company's board of directors as required by the Investment Company Act of 1940. (See Note 3 to the financial statements).

(d) Non-U.S. company. The principal place of business for OPI International Ltd. is Bermuda and for Southern Pacific Resource Corp. is Canada.

(e) Terms of loan include PIK interest. Company has paid interest currently since February 2011.

F- 9

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Note 1 — Organization and Basis of Presentation

Business Development Corporation of America (the "Company"), incorporated in Maryland on May 5, 2010, is an externally managed, non-diversified closed-end investment company that intends to elect to be treated as a regulated investment company ("RIC") for U.S. federal income tax purposes for the taxable year ended December 31, 2011 and that has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Company is, therefore, required to comply with certain regulatory requirements as promulgated under the 1940 Act. The Company is managed by BDCA Adviser, LLC (the "Adviser") pursuant to the terms of the Investment Advisory and Management Services Agreement, as amended (the "Advisory Agreement"). The Adviser was formed in Delaware as a private investment management firm and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser oversees the management of its activities and is responsible for making investment decisions for its portfolio.

On January 25, 2011, the Company commenced its initial public offering (the "IPO") on a "reasonable best efforts basis" of up to 150.0 million shares of common stock, $0.001 par value per share, at an initial offering price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form N-2 (File No. 333-166636) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Company sold 22,222 shares of common stock to its Adviser, an entity wholly owned by AR Capital, LLC (formerly known as American Realty Capital II, LLC) (the "Sponsor") on July 8, 2010, at $9.00 per share, which represents the initial public offering price of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share. On August 25, 2011, the Company had raised sufficient funds to break escrow on its IPO and commenced operations as of that date. As of December 31, 2011, the Company had issued 0.9 million shares of common stock for gross proceeds of $9.1 million including the purchase made by the Adviser and shares issued under the Company's distribution reinvestment plan ("DRIP").

The Company anticipates that during its offering period it will invest largely in first and second lien senior secured loans and mezzanine debt issued by middle market companies. We may also purchase interests in loans through secondary market transactions in the "over-the-counter" market for institutional loans. First and second lien secured loans generally are senior debt instruments that rank ahead of subordinated debt and equity in bankruptcy priority and are generally secured by liens on the operating assets of a borrower which may include inventory, receivables, plant, property and equipment. Mezzanine debt is subordinated to senior loans and is generally unsecured. The Company defines middle market companies as those with annual revenues between $10 million and $1 billion. The Company expects that each investment will range between approximately $1 million and $25 million, although this investment size will vary proportionately with the size of its capital base. As the Company increases its capital base during the offering period, it will begin investing in, and ultimately intends to have a substantial portion of its assets invested in, customized direct loans to and equity securities of middle market companies. In most cases, companies to whom the Company provides customized financing solutions will be privately held at the time the Company invests in them.

Prior to June 2011, the Adviser had a sub-advisory agreement with an independent third party, Main Street Capital Corporation ("Main Street"), to act as a sub-adviser and to provide, subject to the Adviser's oversight, investment related services including identifying, evaluating, negotiating and structuring investments. In June 2011, the Adviser and Main Street agreed to terminate the agreement between them. In conjunction with the termination of the agreement, the Company agreed to pay Main Street a termination fee of $0.3 million. At that time, Main Street Capital Partners, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Main Street, agreed to act as a consultant to the Adviser, offering advice and guidance with respect to certain back-office and compliance functions including, but not limited to, compliance with the 1940 Act rules and regulations, RIC compliance, investment company accounting matters and other applicable regulatory and operational service issues. The Company has entered into a fund administration servicing agreement and a fund accounting servicing agreement with US Bancorp Fund Services, LLC (the "Administrator"). The Administrator provides services, such as accounting, financial reporting, legal and compliance support and investor relations support, necessary for the Company to operate. Realty Capital Securities, LLC (the "Dealer Manager"), an affiliate of the Sponsor, serves as the dealer manager of the Company's IPO. The Adviser and the Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of the Company's assets. The Adviser and Dealer Manager will receive fees during the offering, acquisition, operational and liquidation stages.

F- 10

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Valuation of Portfolio Investments

Portfolio investments are reported on the balance sheet at fair value. On a quarterly basis the Company performs an analysis of each investment to determine fair value as follows:

Securities that are publicly-traded are valued at the reported closing price on the valuation date. Securities that are not publicly-traded but are traded through broker networks are valued using information including, but not limited to, indicative dealer quotes, values of like securities, and other available market information.

Investments in securities for which no active market exists are generally valued using either an enterprise value methodology and / or using debt fair value techniques. The enterprise value methodology determines the total value of a portfolio company, which is then allocated to individual securities in order of liquidation preference. To determine enterprise value the Company may use discounted cash flow techniques, comparisons to valuations of similar publicly traded companies, or comparisons to market transactions for comparable companies among other techniques where appropriate. Debt fair value techniques, such as market yield analysis where a discounted cash flow analysis is performed using estimated current market yield required on the debt instrument, may be applied to individual debt instruments.

In determining the fair value of investments, the Company may look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies, net income, revenues or, in limited instances, book value or liquidation value of a portfolio company, or other industry practices. The Company may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors the Company deems relevant in assessing the value. Portfolio securities that carry certain restrictions on sale are typically valued at a discount from the public market value of the security, if there is one.

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, we will incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that our board of directors will consider include the borrower's ability to adequately service its debt, the fair market value of the portfolio company in relation to the face amount of its outstanding debt and the quality of collateral securing our debt investments.

As part of the Company's quarterly valuation process the Adviser may be assisted by an independent valuation firm engaged by the Company's board of directors. The audit committee of our board of directors reviews each preliminary valuation and the Adviser and an independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee. The Company's board of directors then discusses the valuations and determines the fair value of each investment, in good faith, based on the input of the Adviser, the independent valuation firm (to the extent applicable) and the audit committee of our board of directors.

F- 11

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Investment Classification

The Company classifies its investments in accordance with the requirements of the 1940 Act. Under the 1940 Act, "Control Investments" are defined as investments in companies in which the Company owns more than 25% of the voting securities or maintains greater than 50% of the board representation. Under the 1940 Act, "Affiliated Investments" are defined as those non-control investments in companies in which the Company owns between 5% and 25% of the voting securities. Under the 1940 Act, "Non-affiliated Investments" are defined as investments that are neither Control Investments nor Affiliated Investments. The Company has no control investments and affiliated investments as defined under the 1940 Act.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, liquid investments in a money market fund. Cash and cash equivalents are carried at cost which approximates fair value. Per section 12(d)(1)(a) of the 1940 Act, the Company may not invest in another registered investment company, including a money market fund, if any of the following occur:

- the Company owns more than 3% of the money market fund;
- the Company holds securities in the money market fund having an aggregate value in excess of 5% of the value of the total assets of the Company; or
- the Company holds securities in money market funds and other registered investment companies having an aggregate value in excess of 10% of the value of the total assets of the Company.

Offering Costs

The Company has incurred certain costs in connection with the registration of shares of its common stock. These costs principally relate to professional fees, printing fees, fees paid to the SEC and fees paid to the Financial Industry Regulatory Authority. Offering costs are recorded as a reduction to contributed capital.

Pursuant to the Advisory Agreement, the Company and the Adviser have agreed that the Company will not be liable for offering costs to the extent that together with all prior offering costs, they exceed the greater of $0.1 million or 1.5% of the aggregate gross proceeds from the Company's on-going offering. Additionally, the Company entered into an expense support agreement (the "Expense Support Agreement") with the Adviser whereby the Adviser may elect to assume the liability for offering and operating costs. See Note 4 – Related Party Transactions and Arrangements for more information on these agreements.

Deferred Financing Costs

Financing costs incurred in connection with the Company's revolving credit facilities are deferred and amortized using the straight-line method over the life of the respective facility.

Distributions

The Company intends to pay distributions on a monthly basis. Subject to the board of directors' discretion and applicable legal restrictions, the Company's board of directors intends to authorize and declare a quarterly distribution amount per share of the Company's common stock. The Company will then calculate each stockholder's specific distribution amount for the month using record and declaration dates and accrue distributions on the date the Company accepts a subscription for shares of the Company's common stock. From time to time, the Company may also pay interim distributions, including capital gains distributions, at the discretion of the Company's board of directors. The Company's distributions may exceed earnings, especially during the period before it has substantially invested the proceeds from the offering. As a result, a portion of the distributions made by the Company may represent a return of capital for U.S. federal income tax purposes. A return of capital is a return of each stockholder's investment rather than earnings or gains derived from the Company's investment activities.

F- 12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Distribution Reinvestment Program

The Company has adopted an "opt in" DRIP pursuant to which an investor may elect to have the full amount of their cash distributions reinvested in additional shares of the Company's common stock. Participants in the Company's DRIP are free to elect or revoke reinstatement in the DRIP within a reasonable time as specified in the plan. If an investor does not elect to participate in the plan, the investor will automatically receive any distributions the Company declares in cash. The Company expects to coordinate distribution payment dates so that the same price that is used for the closing date immediately following such distribution payment date will be used to calculate the purchase price for purchasers under the DRIP. The investors' reinvested distributions will purchase shares at a price equal to 90% of the price that shares are sold in the offering at the closing immediately following the distribution payment date.

Interest Income

Investment transactions are accounted for on the trade date. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that such amounts are expected to be collected. The Company stops accruing interest on its investments when it is determined that interest is no longer collectible. Discounts and premiums on investments purchased are accreted/amortized over the life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortizations of premium on investments.

Payment-in-Kind Interest

The Company holds debt investments in its portfolio that contain a payment-in-kind ("PIK") interest provision. The PIK interest, which represents contractually deferred interest added to the investment balance that is generally due at maturity, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. The Company stops accruing PIK interest if the Company does not expect the issuer to be able to pay all principal and interest when due.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

Gains or losses on the sale of investments are calculated using the specific identification method. The Company measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Income Taxes

The Company intends to elect to be treated for federal income tax purposes, and intends to qualify thereafter, as a RIC under Subchapter M of the Code. Generally, a RIC is exempt from federal income taxes if it distributes at least 90% of "Investment Company Taxable Income," as defined in the Code, each year. Dividends paid up to one year after the current tax year can be carried back to the prior tax year for determining the dividends paid in such tax year. The Company intends to distribute sufficient dividends to maintain its RIC status each year. The Company is also subject to nondeductible federal excise taxes if it does not distribute at least 98% of net ordinary income each calendar year, 98.2% of capital gain net income for the one year period ending on October 31 of such calendar year, if any, and any recognized and undistributed income from prior years for which it paid no federal income taxes. The Company will generally endeavor each year to avoid any federal excise taxes.

F- 13

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Share Repurchase Program

The Company's board of directors has adopted a Share Repurchase Program ("SRP") that enables the Company's stockholders to sell their shares to the Company in limited circumstances. Beginning on August 24, 2012, which is twelve months after the date on which the Company met the minimum offering requirement, and on a quarterly basis thereafter, the Company intends to offer to repurchase shares on such terms as may be determined by its board of directors in its complete and absolute discretion unless, in the judgment of the independent directors of its board of directors, such repurchases would not be in the Company's best interests or would violate applicable law.

The Company intends to limit the number of shares to be repurchased during any calendar year to the number of shares it can repurchase with the proceeds it receives from the sale of shares of its common stock under its DRIP. At the discretion of the Company's board of directors, it may also use cash on hand, cash available from borrowings and cash from liquidation of securities investments as of the end of the applicable period to repurchase shares. In addition, the Company does not expect to repurchase shares in any calendar year in excess of 10% of the weighted average number of shares outstanding in the prior calendar year. The Company currently anticipates that it will offer to repurchase such shares on each date of repurchase at 92.5% of the purchase price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least one year and 95.0% of the purchase price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least two years.

At December 31, 2011 and December 31, 2010, no shares have been redeemed under the SRP.

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board ("FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company's own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance has not had a material impact on the Company's financial position or results of operations.

Note 3 — Fair Value of Financial Instruments

Accounting guidance establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, if any, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

- Level 1—Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.
- Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.
- Level 3—Unobservable inputs that reflect the entity's own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

F- 14

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

The determination of where an asset or liability falls in the above hierarchy requires significant judgment and factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

The Company's investment portfolio at December 31, 2011 was comprised primarily of debt instruments for which quoted prices within the categories of Level 1 and Level 2 inputs are not available. Therefore, at December 31, 2011, the majority of investments were valued at fair value as determined in good faith by the board of directors using Level 3 inputs. Due to the inherent uncertainty in the valuation process, the estimate of fair value of the Company's investment portfolio at December 31, 2011 may differ materially from values that would have been used had a ready market for the securities existed.

In addition to using the above inputs in investment valuations, the Company continues to employ the valuation policy approved by the board of directors. The Company evaluates the source of inputs, including any markets in which the Company's investments are trading, in determining fair value.

The following table presents fair value measurements of investments, by major class, as of December 31, 2011 according to the fair value hierarchy (dollars in thousands). There were no investments as of December 31, 2010.

	Fair Value Measurements			
	Level 1	Level 2	Level 3	Total
Senior Secured First Lien Loans	$ —	$ —	$ 9,130	$ 9,130
Senior Secured Second Lien Loans	—	—	2,996	2,996
Senior Secured Bonds	—	—	1,368	1,368
Subordinated Debt	—	—	230	230
Equity/Other	547	—	—	547
Total	$ 547	$ —	$ 13,724	$ 14,271

The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year ended December 31, 2011 (dollars in thousands):

	Senior Secured First Lien Loans	Senior Secured Second Lien Loans	Senior Secured Bonds	Subordinated Debt	Total
Balance as of December 31, 2010	$ —	$ —	$ —	—	$ —
Net unrealized gains (losses)	(27)	—	4	—	(23)
Purchases and other adjustments to cost	9,277	2,997	1,364	230	13,868
Sales and redemptions	(121)	(1)	—	—	(122)
Net realized gain	1	—	—	—	1
Net transfers in and/or out	—	—	—	—	—
Balance as of December 31, 2011	$ 9,130	$ 2,996	$ 1,368	$ 230	$ 13,724

Purchases represent the acquisition of new investments at cost. Redemptions represent principal payments received during the period.

F- 15

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

The composition of the Company's investments as of December 31, 2011, at amortized cost and fair value, were as follows (dollars in thousands):

	Investments at Amortized Cost	Investments at Fair Value	Fair Value Percentage of Total Portfolio
Senior Secured First Lien Loans	$ 9,156	$ 9,130	64.0%
Senior Secured Second Lien Loans	2,996	2,996	21.0%
Senior Secured Bonds	1,365	1,368	9.6%
Subordinated Debt	230	230	1.6%
Equity/Other	547	547	3.8%
Total	$ 14,294	$ 14,271	100.0%

Note 4 — Related Party Transactions and Arrangements

The Adviser owns 0.02 million shares of the Company's outstanding common stock as of December 31, 2011.

Management and Incentive Fee Compensation to the Adviser

The Adviser and its affiliates receive fees for services relating to the investment and management of the Company's assets. The Adviser is entitled to an annual base management fee calculated at an annual rate of 1.5% of the Company's average gross assets. The management fee is payable quarterly in arrears, and shall be calculated based on the average value of the Company's gross assets at the end of the two most recently completed calendar quarters. All or any part of the management fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser will determine. The management fee for any partial month or quarter will be appropriately prorated.

The incentive fee consists of three parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based on 20% of "pre-incentive fee net investment income" but only after the payment of a certain preferred return rate to investors, as defined in the Advisory Agreement, for the immediately preceding quarter of 1.75% per quarter, or an annualized rate of 7.0% subject to a "catch-up" feature. The second part of the incentive fee, which is referred to as the incentive fee on capital gains during operations, is an incentive fee on capital gains earned on liquidated investments from the Company's portfolio during operations prior to a liquidation of the Company and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee equals 20.0% of the Company's incentive fee capital gains, which equals the Company's realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. The third part of the incentive fee, which is referred to as the subordinated liquidation incentive fee, equals 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as calculated immediately prior to liquidation.

For the year ended December 31, 2011, the Adviser waived $0.1 million of compensation owed to it for management and incentive fees. No fees were owed to the Adviser at December 31, 2010.

Expense Support Agreement

F- 16

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Offering Costs

Pursuant to the Advisory Agreement, the Company and the Adviser have agreed that the Company will not be liable for offering expenses to the extent that, together with all prior offering expenses, the amounts exceed 1.5% of the aggregate gross proceeds from the Company's on-going offering.

As of December 31, 2011, $0.1 million of offering costs were assumed by the Adviser pursuant to the Expense Support Agreement described above. As of December 31, 2011, offering costs in the amount of $0.9 million have been incurred and are the responsibility of the Adviser. As of December 31, 2010, offering costs incurred of $1.2 million were the responsibility of the Adviser and were recorded as deferred financing costs, which has been reclassified to due from affiliates.

Note 5 — Borrowings

In January 2011, the Company entered into an agreement to obtain a revolving line of credit in the amount of $10.0 million with Main Street. The line of credit bears a variable interest rate based on the London Interbank Offered Rate plus 3.50%, or 3.77% at December 31, 2011. The line will be available to the Company until January 2013 and permits the Company to periodically draw on the available funds to purchase securities or pay certain expenses. All unpaid principal is due at maturity. The line of credit agreement requires the Company to pay a maximum commitment fee of $0.1 million payable based on 1% of each draw of the available funds. This commitment fee is included in deferred financing costs on the Company's balance sheet and is being amortized over the term of the agreement, which is two years. As of December 31, 2011, the Company had deferred financing costs of $0.1 million, net of accumulated amortization of $0.05 million. Borrowings under the line of credit are secured by the assets of the Company including cash, securities, investments, property, fixtures and equipment among other assets. At December 31, 2011, $5.9 million was drawn on this facility. For the year ended December 31, 2011, the Company incurred interest expense related to the outstanding borrowings of $0.05 million. For the period from May 5, 2010 (date of inception) to December 31, 2010, the Company incurred no interest expense since there were no outstanding borrowings in 2010. As of December 31, 2011, the Company had accrued $0.02 million in interest expense related to the outstanding borrowings and included in the interest and credit facility fees payable in the accompanying statement of assets and liabilities. As of December 31, 2010, the Company had no accrued interest expense since there were no outstanding borrowings in 2010. The Company's revolving line of credit is a floating rate instrument with a carrying value of $5.9 million, which approximates fair value as of December 31, 2011.

Note 6 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

F- 17

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Indemnifications

In the ordinary course of its business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, management feels that the likelihood of such an event is remote.

Note 7 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Adviser and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of shares of the Company's common stock available for issuance, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Adviser and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 8 — Common Stock

On July 8, 2010, the Adviser purchased 0.02 million shares of common stock at $9.00 per share, which represents the public offering price of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share, pursuant to a private placement, which contributed an aggregate of $0.2 million to the Company.

On August 25, 2011, the Company had raised sufficient funds to break escrow on its IPO and through December 31, 2011, the Company sold 0.9 million shares of common stock for gross proceeds of $9.1 million, including shares issued to the Adviser for the initial capitalization of the Company and shares issued under the DRIP.

Note 9 — Net Increase in Net Assets

Basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of shares outstanding during the period. Other potentially dilutive shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis. The Company had no potentially dilutive securities as of December 31, 2011 and 2010.

The following information sets forth the computation of the weighted average basic and diluted net increase (decrease) in net assets per share from operations for the year ended December 31, 2011, and for the period from May 5, 2010 (date of inception) to December 31, 2010 (dollars in thousands except share and per share amounts):

	For the Year Ended December 31, 2011	For the Period from May 5, 2010 (Date of Inception) to December 31, 2010
Basic and diluted		
Net increase (decrease) in net assets from operations	$ 137	$ (8)
Weighted average shares outstanding	214,640	22,222
Earnings (loss) per share-basic and diluted	$ 0.64	$ (0.35)

F- 18

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Note 10 — Distributions

On June 23, 2011, the Company's board of directors declared a series of distributions representing an annualized yield of 8.11% based on the Company's initial public offering price of $10.00 per share. The monthly distributions were made to stockholders of record on certain record dates. From time to time, the Company may also pay interim distributions at the discretion of its board of directors. The Company may fund its cash distributions to stockholders from any sources of funds available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets and non-capital gains proceeds from the sale of assets. The Company's distributions may exceed its earnings, especially during the period before the Company has substantially invested the proceeds from its IPO. As a result, a portion of the distributions the Company will make may represent a return of capital for tax purposes. As of December 31, 2011, the Company has accrued $0.06 million in stockholder distributions that were unpaid.

The following table reflects the cash distributions per share that we have paid on our common stock to date (dollars in thousands except share and per share amounts):

Payment Date	Per share	Distributions Paid in Cash	Distributions Paid Through the DRIP	Total Distributions Paid
2011:				
October 3, 2011	$ 0.07	$ 13	$ 13	$ 26
November 1, 2011	$ 0.07	$ 20	$ 14	$ 34
December 1, 2011	$ 0.06	$ 25	$ 17	$ 42
2012:				
January 3, 2012	$ 0.06	$ 35	$ 21	$ 56
		$ 93	$ 65	$ 158

The Company has not established any limit on the extent to which it may use borrowings, if any, or proceeds from its IPO to fund distributions (which may reduce the amount of capital it ultimately invests in assets). There can be no assurance that the Company will be able to sustain distributions at any particular level.

The aggregate cost of the Company's investments for Federal Income tax purposes was $14.3 million at December 31, 2011. The aggregate unrealized depreciation on a tax basis was $0.02 million at December 31, 2011. The Company's net investment income on a tax basis was $0.2 million for the year ended December 31, 2011. All of the Company's net investment income on a tax basis was distributed for the year ended December 31, 2011 including the distribution made in January 2012.

F- 19

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

Note 11 — Financial Highlights

The following is a schedule of financial highlights for the year ended December 31, 2011 and for the period from May 5, 2010 (date of inception) to December 31, 2010:

	For the Year Ended December 31, 2011	For the Period from May 5, 2010 (Date of Inception) to December 31, 2010
Per share data:		
Net asset value, beginning of period	$ 8.65	$ —
Results of operations [1]		
Net investment income (loss)	0.74	(0.35)
Net realized and unrealized losses on investments	(0.10)	—
Net increase (decrease) in net assets resulting from operations	0.64	(0.35)
Stockholder distributions [2]		
Distributions from net investment income	(0.74)	—
Net decrease in net assets resulting from stockholder distributions	(0.74)	—
Capital share transactions		
Issuance of common stock [3]	0.54	9.00
Offering costs	(0.05)	—
Net increase in net assets resulting from capital share transactions	0.49	9.00
Net asset value, end of period	$ 9.04	$ 8.65
Shares outstanding at end of period	907,848	22,222
Total return [5]	7.27%	—
Ratio/Supplemental data:		
Net assets, end of period (in thousands)	$ 8,207	$ 192
Ratio of net investment income to average net assets [4][6]	5.38%	(8.20)%
Ratio of operating expenses to average net assets [4][6]	5.05%	8.20 %
Ratio of incentive fees to average net assets [6]	2.26%	—
Ratio of credit facility related expenses to average net assets [6]	4.03%	—
Portfolio turnover ratio	1.49%	—

(1) The per share data was derived by using the weighted average shares outstanding during the period. Net investment income per share excluding the expense waivers and reimbursements equals ($3.17) for the year ended December 31, 2011. There was no expense waiver and reimbursement for the period from May 5, 2010 (date of inception) to December 31, 2010.

(2) The per share data for distributions reflects the actual amount of distributions declared per share during the period.

(3) The issuance of common stock on a per share basis reflects the incremental net asset value changes as a result of the issuance of shares of common stock in the Company's continuous offering.

(4) For the year ended December 31, 2011, excluding the expense waiver and reimbursement, the ratio of net investment income and operating expenses to average net assets is (22.26)% and 32.69%, respectively. For the period from May 5, 2010 (date of inception) to December 31, 2010, there was no expense waiver and reimbursement.

F- 20

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

(5) Total return is calculated assuming a purchase of shares at the current net asset value on the first day and a sale at the current net asset value on the last day of the periods reported. Distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the DRIP. The total return based on net asset value for the year ended December 31, 2011, includes the effect of the expense waiver and reimbursement which equaled 27.64%. For the period from May 5, 2010 (date of inception) to December 31, 2010, there was no expense waiver and reimbursement. Total returns covering less than a full period are not annualized.

(6) Ratios are annualized.

Note 12 – Selected Quarterly Data (Unaudited)

The following is the quarterly results of operations for the year ended December 31, 2011. The operating results for any quarter are not necessarily indicative of results for any future period (dollars in thousands except share and per share amounts):

	Quarter Ended			
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Investment income	$ 246	$ 62	$ —	$ —
Operating expenses				
Total expenses	301	490	113	63
Less: Waiver of management and incentive fees	(72)	(44)	—	—
Less: Expense support reimbursement	(131)	(571)	—	—
Net expenses	98	(125)	113	63
Net investment income (loss)	148	187	(113)	(63)
Realized and unrealized gain (loss)	(22)	—	—	—
Net increase (decrease) in net assets resulting from operations	$ 126	$ 187	$ (113)	$ (63)
Per share information - basic and diluted				
Net investment income (loss)	$ 0.22	$ 1.26	$ (5.06)	$ (2.82)
Net increase (decrease) in net assets resulting from operations	$ 0.19	$ 1.26	$ (5.06)	$ (2.82)
Weighted average shares outstanding	660,264	147,578	22,222	22,222

Note 13 – Subsequent Events

The Company has evaluated subsequent events through the filing of this Form 10-K and determined that there have been no events that have occurred that would require adjustments to the Company's disclosures in the financial statements except for the following:

Subsequent to December 31, 2011 through the date of issuance of the financial statements included herein, the Company has purchased 17 debt investments and 1 equity investment with an aggregate face value of $21.3 million for $20.7 million in cash and sold 16 debt investments and 1 equity investment with an aggregate carrying value of $5.2 million for an aggregate redemption value of $5.3 million in cash resulting in a realized gain of $0.1 million.

F- 21

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

NOTES TO FINANCIAL STATEMENTS
December 31, 2011

In conjunction with the acquisition of these investments, the Company drew an additional $2.9 million on the Company's revolving credit facility. The remaining funding for the acquisitions was from net proceeds from the Company's continuous offering.

From January 1, 2012 to March 9, 2012, the Company has issued 1.2 million shares of common stock including shares issued pursuant to the DRIP. Total gross proceeds from these issuances including proceeds from shares issued pursuant to the DRIP were $11.9 million.

F- 22

Exhibit 31.1

I, Nicholas S. Schorsch, certify that:

1. I have reviewed this Annual Report on Form 10-K for the annual period ended December 31, 2011 of Business Development Corporation of America;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

   (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

   (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

   (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

   (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

   (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

   (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 19, 2012

/s/ Nicholas S. Schorsch

Nicholas S. Schorsch

Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)

Exhibit 31.2

I, Brian S. Block, certify that:

1. I have reviewed this Annual Report on Form 10-K for the annual period ended December 31, 2011 of Business Development Corporation of America;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

   (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

   (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

   (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

   (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

   (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

   (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 19, 2012

/s/ Brian S. Block

Brian S. Block
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Principal Executive Officer and Principal Financial Officer of Business Development Corporation of America (the "Company"), each hereby certify as follows:

To the best of his knowledge, the annual report of Form 10-K of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 19th day of March 2012

/s/ Nicholas S. Schorsch

Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Brian S. Block

Brian S. Block
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
405 Park Avenue
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 6, 2012

April 26, 2012

To the Stockholders of Business Development Corporation of America:

I am pleased to invite our stockholders to the 2012 Annual Meeting of Stockholders (“Annual Meeting”) of Business Development Corporation of America, a Maryland corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 6, 2012 at The W New York, located at 541 Lexington Avenue, New York, NY 10022 commencing at 1:00 P.M. (local time). At the Annual Meeting, you will be asked to (i) elect five members to the Board of Directors and (ii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Tuesday, April 19, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Financial Solutions, Inc. at 1-800-714-3305.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,
/s/ Brian S. Block, Chief Financial Officer and Treasurer

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

i

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
405 Park Avenue – 15th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy, mailed together with this proxy statement (this “Proxy Statement”) and our 2011 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Business Development Corporation of America, a Maryland corporation (which we refer to in this Proxy Statement as “BDCA” or the “Company”), for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 15th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2011 Annual Report were first mailed to our stockholders on or about April 26, 2012.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on Wednesday, June 6, 2012

This Proxy Statement and our 2011 Annual Report are available at http://www.proxyvote.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Wednesday, June 6, 2012, commencing at 1:00 p.m. (local time) at The W New York, 541 Lexington Avenue, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for one-year terms expiring in 2013 and until their successors are duly elected and qualified; and
2.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of our common shares entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 19, 2012. As of the record date, 3,661,353 shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-690-6903. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at http://www.proxyvote.com; or
•	by telephone, by calling 1-800-690-6903.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” election of the nominees for director named in the proxy.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to elect directors?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a plurality of all of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $12,000, which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to persons on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of Broadridge if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Broadridge representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Broadridge representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive additional copies, please call us at (212) 415-6500. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at 1-800-714-3305.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

For information on submitting a proposal at next year’s annual meeting, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2013 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2013 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Company’s charter and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three or greater than fifteen. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2013 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. Nicholas S. Schorsch, William M. Kahane, Leslie D. Michelson, William G. Stanley and Edward G. Rendell. Each nominee currently serves as a director.

The proxy holder designated by the enclosed proxy card intends to vote “FOR” the election of each of the five nominees, unless otherwise instructed by the Company. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a plurality of all of the votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Nicholas S. Schorsch	51	Chairman and Chief Executive Officer
William M. Kahane	64	Director
Leslie D. Michelson	61	Independent Director
William G. Stanley	56	Independent Director
Edward G. Rendell	68	Independent Director

Business Experience of Nominees

Nicholas S. Schorsch

Nicholas S. Schorsch has been an interested director and chief executive officer of our Company since its formation in May 2010. He has been active in the structuring and financial management of commercial real estate investments for over 23 years. In addition, Mr. Schorsch also has been the chairman of the board of American Realty Capital Trust, Inc. (“ARCT”) since August 2007 and served as the chief executive officer of ARCT, the ARCT property manager and the ARCT advisor from their formation in August 2007 until March 2012. Mr. Schorsch has served as the chairman of the board and chief executive officer of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since its formation in October 2009. Mr. Schorsch has served as the chief executive officer of the advisor of Phillips Edison — ARC Shopping Center REIT, Inc. (“PE-ARC”) since its formation in December 2009. Mr. Schorsch also has been the chief executive officer of the NYRR advisor and NYRR property manager since their formation in November 2009. Mr. Shorsch has served as chairman of the board and chief executive officer of American Realty Capital Healthcare Trust Inc. (“ARC HT”) since its formation in August 2010 and chief executive officer of the ARC HT advisor and property manager since their formation in August 2010. Mr. Shorsch has been the chairman of the board and chief executive officer of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and chief executive officer of the ARC RCA advisor since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Trust III, Inc. (“ARCT III”) and the chief executive officer of the ARCT III advisor and property manager since their formation in October 2010. Mr. Schorsch has also been the chairman of the board and chief executive officer of American Realty Capital Daily Net Asset Value REIT, Inc. (“ARC DNAV”) and chief executive officer of the ARC DNAV advisor and property manager since their formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc. (“ARCP”) since its formation in December 2010 and chief executive officer of its advisor since its formation in November 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Global Daily Net Asset Value Trust, Inc. (“ARC Global DNAV”), the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012.

From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice-chairman of American Financial Realty Trust (“AFRT”) since its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial service industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”) and its successor corporation, now AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with an aggregate purchase price of acquired properties of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. From approximately 1990 until the sale of his interests in Thermal Reduction in 1994, Mr. Schorsch was involved in purchasing and leasing several commercial real estate properties in connection with the growth of Thermal Reduction’s business. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer, as applicable, of ARCT, NYRR, ARC HT, ARC RCA, ARC DNAV, ARCT III and ARCP, ARC Global DNAV and ARCT IV, his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our chairman of the Board of Directors.

William M. Kahane

William M. Kahane has been an interested director of our Company since its formation in May 2010 and, until March 2012, was president of our Company. He has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane has served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Kahane also has served as a director of ARCT since August 2007. Mr. Kahane has served as a director of NYRR since its formation in October 2009. Mr. Kahane also served as president and treasurer of NYRR, the NYRR advisor and the NYRR property manager from their formation in October 2009, November 2009 and November 2009, respectively, until March 2012. Mr. Kahane has served as a director of ARC HT since its formation in August 2010 and also served as an executive officer of ARC HT, the ARC HT advisor and property manager from their formation in August 2010 until March 2012. Mr. Kahane currently serves as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of PE-ARC and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane also served as an executive officer of ARCT III from its formation in October 2010 until March 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until March 2012. Mr.

Kahane served as a director and an executive officer of ARC DNAV from its formation in September 2010 until March 2012 and as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of ARCP and the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. He also served as a director of ARCP from its formation in December 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience an executive officer and director of ARCT, his current experience as a director of ARC RCA, ARC HT, BDCA and PE-ARC, his prior experience as an executive officer of ARC DNAV, ARCT III and ARCP, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.”

Leslie D. Michelson

Leslie D. Michelson was appointed as an Independent Director of our Company in January 2011. Mr. Michelson also has served as an Independent Director of ARC HT since January 2011 and ARCT since January 2008. Mr. Michelson was appointed as an Independent Director of ARC RCA in March 2012. Mr. Michelson served as an independent director of ARC DNAV from August 2011 until February 2012 and served as a director of NYRR from October 2009 until August 2011. Mr. Michelson has served as the chairman and Chief Executive Officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its board of directors. Mr. Michelson served on the board of directors of Catellus Development Corp. from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the Audit Committee of the board of directors for 5 years and served at various times as the Chairman of the Audit Committee and the Compensation Committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as Chief Executive Officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-Chief Executive Officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and Chief Executive Officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also since June 2004 and through the present, he has been and is a director and Vice Chairman of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis (ALS), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s current experience as a Director of ARC RCA, ARC HT and ARCT, his previous experience as a member of the Board of Directors of ARC DNAV, NYRR and Catellus Development Corp. and his legal education make him well qualified to serve as a member of our Board of Directors.

William G. Stanley

William G. Stanley was appointed as an independent director of our company in January 2011. Mr. Stanley has been an independent director of ARCT since January 2008 and an independent director of ARC RCA since February 2011. Mr. Stanley also serves as an independent director of NYRR since October 2009. Mr. Stanley is a member of the audit committee of our board of directors and a member of the audit committee of the boards of directors of ARCT and ARC RCA. Mr. Stanley is the founder and managing member of Stanley Laman Securities, LLC (SLS), a FINRA member broker-dealer, since 2004, and the founder and president of The Stanley-Laman Group, Ltd (SLG), a registered investment advisor for high net worth clients since 1997. SLG has built a multi-member staff which critically and extensively studies the research of the world’s leading economists and technical analysts to support its tactical approach to portfolio management. Over its history, SLG and SLS have assembled an array of intellectual property in the investment, estate, tax and business planning arena. Mr. Stanley has earned designations as a Chartered Financial Consultant, Chartered Life Underwriter, and received his Master of Science in Financial Services from the American College in 1997. Mr. Stanley holds FINRA Series 7, 63 and 24 licenses. We believe that Mr. Stanley’s significant background in the finance and investment management industry and his service on the board of directors of other public companies in the past makes him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell

Edward G. Rendell was appointed as an independent director of our company in January 2011. Governor Rendell also has served as an independent director of ARCT III since March 2012 and ARCP since July 2011. Gov. Rendell is expected to be appointed as an independent director of ARC Global DNAV. Gov. Rendell also was an independent director of ARC RCA from July 2010 until March 2012 and an independent director of ARC HT from January 2011 until March 2012. Gov. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, he served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. He also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, he eliminated a $250 million deficit, balanced the city's budget and generated five consecutive budget surpluses. He was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986 he was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, he was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Sphar. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Gov. Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School. We believe that Governor Rendell’s over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, LESLIE D. MICHELSON, WILLIAM G. STANLEY AND EDWARD G. RENDELL AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2013 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information about the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is wholly owned by AR Capital, LLC (formerly known as American Realty Capital II, LLC) which is indirectly owned and partly controlled by Mr. Nicholas S. Schorsch, our chairman and chief executive officer and William M. Kahane, one of our directors.

The Board of Directors held a total of 13 meetings during the fiscal year ended December 31, 2011 and took action by written consent on 8 occasions. Each incumbent director attended at least 83% of the total number of meetings of the Board of Directors and committees on which they served. Our directors are invited and encouraged to attend the Annual Meeting.

Committees of the Board of Directors

Audit Committee

Our audit committee is composed entirely of independent directors. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our Board of Directors in fair value pricing of debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board of Directors and audit committee may utilize the services of a nationally recognized independent valuation firm to help them determine the fair value of these securities. Messrs. Michelson (Chairman) and Stanley serve as the members of our audit committee. The Board of Directors has determined that Mr. Michelson is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934. Our audit committee met 5 times in 2011. The charter of the audit committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://www.bdcofamerica.com.

Compensation Committee

Each member of the compensation committee is independent for purposes of the 1940 Act. The compensation committee operates pursuant to a written charter and conducts periodic reviews of our Investment Advisory Agreement. The committee considers in such periodic reviews, among other things, whether the compensation of our Advisor is reasonable in relation to the nature and quality of services performed, and whether the provisions of the Investment Advisory Agreement are being satisfactorily performed. Messrs. Michelson (Chairman), Rendell and Stanley serve as the members of our compensation committee. Our compensation committee met once in 2011. The charter of the compensation committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://www.bdcofamerica.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed entirely of independent directors. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the board and our management. Messrs. Michelson, Rendell and Stanley (Chairman) serve as the members of our nominating and corporate governance committee. Our nominating and corporate governance committee met once in 2011. The charter of the nominating and corporate governance committee is available in print to any stockholder who requests it and is also available on the Company’s website at http://www.bdcofamerica.com.

When nominating director candidates, the nominating and corporate governance committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate’s experience with the experience of other members of the Board of Directors, each candidate’s ability to devote sufficient time to the affairs of the Company, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. In addition, while the Board of Directors does not have a formal policy on diversity, it will consider issues of diversity, including diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills when filling vacancies on the Board of Directors. Other than the foregoing, there are no stated minimum criteria for director nominees. The director nominees for the Annual Meeting were approved by the members of the nominating and corporate governance committee and the entire Board of Directors.

The nominating and corporate governance committee considers candidates suggested by its members and other members of the Board of Directors, as well as the Company’s management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board of Directors must provide notice to the secretary of the Company in accordance with the requirements set forth in the Company’s Bylaws, which are described in greater detail under the heading “Stockholder Proposals for the 2013 Annual Meeting.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

Corporate Leadership Structure

Since our inception, Mr. Schorsch has served as chairman of our Board of Directors and our chief executive officer. Our Board of Directors believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We believe the combined role of chairman and chief executive officer is in the best interest of our Company because it provides the appropriate balance between strategic development and independent oversight of management.

Oversight of Risk Management

Our Board of Directors, in its entirety, plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Each committee of our Board of Directors plays a distinct role with respect to overseeing management of our risks:

•	Audit Committee: Our audit committee oversees the management of enterprise risks. To this end, our audit committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.
•	Compensation Committee: Our compensation committee oversees the management of risks relating to the fees paid to our Advisor under the Investment Advisory Agreement. In fulfillment of this duty, the compensation committee meets at least annually to review the agreements. In addition, the compensation committee reviews the performance of our Advisor to determine whether the compensation paid was reasonable in relation to the nature and quality of services performed and whether the provisions of the Investment Advisory Agreement were being satisfactorily performed.
•	Nominating and Corporate Governance Committee: Our nominating and corporate governance committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board of Directors on a regular basis to apprise our Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

Director Independence

Our charter and bylaws provide for a Board of Directors with no fewer than three and no more than fifteen directors, a majority of whom must be independent. Under our Articles of Amendment and Restatement (the “Charter”), a director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board of Directors that are not independent directors are referred to as interested directors.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Business Development Corporation of America, 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Brian S. Block, Chief Financial Officer and Treasurer. Mr. Block will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

We currently have no employees. Our Advisor performs our day-to-day management functions. Our executive officers are all employees of the Advisor. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates. In the future, should the Company internalize the services provided to it by the Advisor, the Board of Directors expects to align compensation paid to executive officers on both a long and short term basis in the form of cash salaries and the issuance of stock options. Total compensation will be tied to individual performance and supplemented with awards tied to the Company’s achieving certain financial and non-financial objectives as pre-determined by the Company’s Board of Directors.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Nicholas S. Schorsch	51	Chairman and Chief Executive Officer
Peter M. Budko	52	President and Chief Operating Officer
Brian S. Block	40	Chief Financial Officer and Treasurer
Robert K. Grunewald	49	Chief Investment Officer
William M. Kahane	64	Director
Leslie D. Michelson	61	Independent Director
William G. Stanley	56	Independent Director
Edward G. Rendell	68	Independent Director

Nicholas S. Schorsch

Please see “Business Experience of Nominees” on pages 5–6 for biographical information about Mr. Schorsch.

Peter M. Budko

Peter M. Budko was appointed as the president of our Company in April 2012 and has served as the chief operating officer of our Company since January 2011. Mr. Budko served as the chief investment officer of our Company from its formation in May 2010 until April 2012. He has served as an executive officer of our advisor since its formation in June 2010. Mr. Budko also served as the executive vice president and chief investment officer of ARCT, the ARCT property manager and the ARCT advisor from their formation in August 2007 until March 2012. Budko has served as executive vice president and chief operating officer of NYRR since its formation in October 2009. He also is executive vice president of NYRR’s property manager and advisor since their formation in November 2009. Mr. Budko has served as the executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has also served as executive vice president and chief investment officer of ARCT III and the ARCT III advisor and property manager since their formation in October 2010 and has been the executive vice president of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Budko has been the executive vice president and chief investment officer of ARC RCA since its formation in July 2010 and executive vice president of the ARC RCA advisor since its formation in May 2010. Mr. Budko also has served as executive vice president and chief investment officer of ARC DNAV, its advisor and its property manager since their formation in September 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCP since its formation in December 2010 and executive vice president and chief investment officer of its advisor since its formation in November 2010. Mr. Budko also has served as executive vice president and chief investment officer of ARC Global DNAV, the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko also has served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from February 1997 – January 2006. The Wachovia Structured Asset Finance Group structured and invested in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Brian S. Block

Brian S. Block has been the chief financial officer and treasurer of our Company since its formation in May 2010 and an executive officer of our advisor since its formation in June 2010. Mr. Block also served as the executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until March 2012. Mr. Block has served as executive vice president and chief financial officer of NYRR since its formation in October 2009. He also is executive vice president and chief financial officer of NYRR’s advisor and property manager since their formation in November 2009. Mr. Block has served as the executive vice president and chief financial officer of the PE-ARC advisor since its formation in December 2009. Mr. Block has served as executive vice president and chief financial officer of ARCT III, the ARCT III advisor and the ARCT III property manager since their formation in October 2010. Mr. Block has served as the executive vice president and chief financial officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block also has been the executive vice president and chief financial officer of ARC RCA since its formation in July 2010 and the ARC RCA advisor since its formation in May 2010. Mr. Block has also been the executive vice president and chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Block also has been the executive vice president and chief financial officer of ARCP since its formation in December 2010 and the executive vice president and chief financial officer of its advisor since its formation in November 2010. Mr. Block has also served as executive vice president and chief financial officer of ARC Global DNAV, the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Block has also served as the executive vice president and chief financial officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

Robert K. Grunewald

Robert K. Grunewald has served as the Chief Investment Officer of our Company since April 2012. Mr. Grunewald has also served as the Chief Investment Officer of our advisor since September 2011. Mr. Grunewald has over 25 years of experience with middle market finance, business development companies and asset management. Within the finance industry, he has participated as a lender, investment banker, M&A advisor, portfolio manager and hedge fund operator. As head of Financial Services M&A at NationsBank/Montgomery Securities from 1992 through 1997, Mr. Grunewald and his team completed numerous assignments for clients throughout the specialty finance industry. In 1997, Mr. Grunewald was recruited to lead the Specialty Finance Investment Banking Practice at what became Wachovia Securities. At Wachovia, Mr. Grunewald managed a number of high profile transactions, including initial public offerings and secondary offerings for some of the largest publicly-traded BDCs and finance companies including Capital Source, American Capital Strategies, Allied Capital, Ares Capital and Gladstone Capital. In 2006, Mr. Grunewald joined American Capital Strategies (ACAS), a publicly-traded BDC and global asset manager with current assets under management in excess of $52 billion. As head of the Financial Services Investment Practice from 2006 through 2009, Mr. Grunewald and his team focused on investment activity in the specialty finance, insurance, depository and asset management sectors. In his three years at ACAS, Mr. Grunewald committed over $1 billion to debt and equity investments and also founded two highly successful financial services companies at ACAS: Core Financial Holdings, a diversified commercial finance company and asset based lender, and American Capital Agency Corporation (NASDAQ:AGNC), a publicly traded mortgage REIT, currently with over $43 billion in assets. Mr. Grunewald’s relationships and contacts within the middle market finance arena will allow BDCA to source debt and equity investments from a large universe of middle market originators and sponsors.

William M. Kahane

Please see “Business Experience of Nominees” on pages 6–7 for biographical information about Mr. Kahane.

Leslie D. Michelson

Please see “Business Experience of Nominees” on pages 7–8 for biographical information about Mr. Michelson.

William G. Stanley

Please see “Business Experience of Nominees” on page 8 for biographical information about Mr. Stanley.

Edward G. Rendell

Please see “Business Experience of Nominees” on page 8 for biographical information about Mr. Rendell.

Compensation of Executive Officers

None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business will be provided to us by our officers and the employees of our Advisor and our Administrator, US Bancorp Fund Services, LLC, pursuant to the terms of the Investment Advisory Agreement and administration agreement. See “Certain Relationships and Related Transactions” below for a discussion of the Company’s relationship with the Advisor and its affiliates.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2011:

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Nicholas S. Schorsch(1)	$—	$—	$—	$—	$—	$—	$—
William M. Kahane(1)	—	—	—	—	—	—	—
Leslie D. Michelson	36,500	—	—	—	—	—	36,500
William G. Stanley	—	36,500	—	—	—	—	36,500
Edward G. Rendell	35,000	—	—	—	—	—	35,000

(1)	Messrs. Schorsch and Kahane are interested directors and receive no additional compensation for serving as such.

Independent directors receive an annual fee of $20,000 plus reimbursement of any reasonable out-of pocket expenses incurred in connection with their service on the Board. In addition, the chairman of the audit committee receives an annual fee of $5,000 and the chairman of each of the nominating and corporate governance committee and the compensation committee receives an annual fee of $2,500 for their additional services, if any, in these capacities. In addition, we purchased directors’ and officers’ liability insurance on behalf of our directors and officers.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 19, 2012, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
5% Stockholders:
BDCA Adviser, LLC(2)	163,067		4.5%
Base Logistics, LLC	200,139		5.47%
Interested Directors:
Nicholas S. Schorsch	—		—
William M. Kahane	—		—
Independent Directors:
Leslie D. Michelson	—		—
William G. Stanley	4,056		*
Edward G. Rendell	—		—
Officers (that are not directors):
Peter M. Budko	—		—
Brian S. Block	—		—
Robert K. Grunewald	—		—
All directors and executive officers as a group (8 persons)	167,123	(3)	4.6%

*	Less than 1%
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.
(2)	BDCA Adviser, LLC is 100% owned by American Realty Capital II Advisors, LLC, which is indirectly majority-owned and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Includes 163,067 shares held by BDCA Adviser, LLC. See footnote 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisor

We have entered into an investment advisory agreement with our Advisor, which is wholly owned by AR Capital, which is indirectly majority-owned by Mr. Schorsch, our chairman and chief executive officer, and Mr. Kahane, a member of our Board of Directors. Our chief financial officer and chief compliance officer and our Advisor’s investment professionals may also serve as principals of other investment managers affiliated with our Advisor or AR Capital that may in the future manage investment funds with investment objectives similar to ours.

Through December 31, 2011, we reimbursed our Advisor approximately $0.3 million and $0.4 million for organizational and offering expenses and acquisition costs, respectively. Asset management fees of approximately $0.2 million were recorded for the year ended December 31, 2011; however, the Advisor elected to waive (not defer) such asset management fees, and the Advisor will determine if a portion or all of such fees will be waived in subsequent periods on a quarter-to-quarter basis.

Our Advisor, pursuant to a private placement, contributed an aggregate of $200,000 to purchase 22,222 shares of common stock at $9.00 per share, which represents the public offering price at that time of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share. Because no sales commission or dealer manager fees were paid on the gross offering proceeds from the private placement, the per share net offering proceeds received by us from the private placement were equal to the per share net offering proceeds that we received from investors who purchased our shares at a price of $10.00 in this offering. In addition, our Advisor contributed an additional $1,300,000 to purchase 140,845 shares of our common stock at $9.23 per share on February 1, 2012. Our Advisor will not tender any of its shares for repurchase as long as it continues to serve as our investment adviser.

Any transaction with our affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors, including a majority of disinterested directors.

Expense Support Agreement

The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company which may be reimbursable to the Advisor. The Company and its Advisor have entered into the expense support agreement whereby the Advisor may pay the Company up to 100% of all offering and operating expenses (“Expense Support Payment”) for any period beginning on the effective date of the Registration Statement, until the Advisor and the Company mutually agree otherwise. The Expense Support Payment for any month shall be paid by the Advisor to the Company in any combination of cash or other immediately available funds, and/or offsets against amounts due from the Company to the Advisor, no later than thirty business days after the end of such month.

Offering and operating expenses subject to this agreement included offering costs incurred in connection with the Company’s ongoing offering of common stock, which are recorded as a component of equity, and expenses as defined by U.S. GAAP, including, without limitation, advisory fees payable and interest on indebtedness for such period, if any.

Pursuant to the terms of the expense support agreement, the Company has agreed to reimburse the Advisor for each Expense Support Payment within three years from the end of the fiscal year in which such Expense Support Payment is made by the Advisor, if requested by the Advisor. Reimbursement shall be made as promptly as possible, but only to the extent it does not cause the Company’s operating expenses, excluding organization and offering expenses, management fees and incentive fees payable to the Advisor, financing fees and interest, brokerage commissions and extraordinary expenses to exceed 1.5% of net assets attributable to shares of common stock after taking such payment into account.

If an Expense Support Payment has not been reimbursed prior to the end of the third fiscal year following the date such Expense Support Payment was made, the Company’s obligation to pay such Expense Support Payment shall automatically terminate, and be of no further effect.

As of December 31, 2011, the Advisor had assumed $0.1 million of offering costs and $0.7 million of operating expenses pursuant to the expense support agreement.

Affiliated Dealer Manager

We have engaged Realty Capital Securities, LLC, an affiliate of AR Capital, as our dealer manager and pay fees to such entity pursuant to the dealer manager agreement. Under the terms of the dealer manager agreement, Realty Capital Securities, LLC acts as our exclusive dealer manager until the end of our initial public offering or until the dealer manager agreement is terminated by us or them. Mr. Schorsch, our chief executive officer and chairman of our Board of Directors, indirectly owns a majority of the voting interests of Realty Capital Securities, LLC.

Allocation of BDCA Advisor’s Time

We rely, in part, on BDCA Adviser to manage our day-to-day activities and to implement our investment strategy. BDCA Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, BDCA Adviser, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, BDCA Adviser, its personnel, and certain affiliates may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, BDCA Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

Appraisal and Compensation

Our charter provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competent independent appraiser which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and shall indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser shall be for the exclusive benefit of our stockholders. A summary of such appraisal shall be included in a report to our stockholders in connection with a proposed roll-up. All stockholders will be afforded the opportunity to vote to approve such proposed roll-up, and shall be permitted to receive cash in an amount of such stockholder’s pro rata share of the appraised value of our net assets.

Sales and Leases to Company

Our charter provides that we may not purchase or lease assets in which our Advisor or any of its affiliates has an interest unless all of the following conditions are met: (a) the transaction occurs at the formation of the Company and is fully disclosed to our stockholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert, as such term is defined in our charter. However, our Advisor may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, provided that all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to our Advisor; (ii) all income generated by, and the expenses associated with, the assets so acquired shall be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to our Advisor apart from compensation otherwise permitted by the NASAA Omnibus Guidelines.

Sales and Leases to the Advisor, Directors or Affiliates

Our charter provides that we may not sell assets to our Advisor or any affiliate thereof unless such sale is duly approved by the holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter. We may not lease assets to our Advisor or any affiliate thereof unless all of the following conditions are met: (a) the transaction occurs at the formation of the Company and is fully disclosed to the stockholders in the prospectus or in a periodic report; and (b) the terms of the transaction are fair to us.

Loans

Our charter provides that, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to our Advisor or any affiliate thereof.

Commissions on Financing, Refinancing or Reinvestment

Our charter provides that we generally may not pay, directly or indirectly, a commission or fee to our Advisor or any affiliate thereof in connection with the reinvestment of profits and available reserves or of the proceeds of the refinancing of assets.

Lending Practices

Our charter provides that, with respect to financing made available to us by our Advisor, our Advisor may not receive interest in excess of the lesser of our Advisor’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. Our Advisor may not impose a prepayment charge or penalty in connection with such financing and our Advisor may not receive points or other financing charges. In addition, our Advisor will be prohibited from providing us with financing with a term in excess of 12 months.

Review of Related Party Transactions

The entire Board of Directors, including our independent directors, is responsible for approving transactions, and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and any officer, any director, the Advisor or their respective affiliates, on the other hand. The Board of Directors is responsible for reviewing and approving all transactions with affiliated parties, all purchase or leases of properties from or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and affiliates. In addition, our Compensation Committee reviews the investment advisor agreement with our Advisor, as well as the compensation and performance of services thereunder.

During the fiscal year ended December 31, 2011, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Certain of the factors considered by the Board of Directors are set forth in the financial statements (including the notes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2011. The Board of Directors reviewed the material transactions between the the Advisor and its respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2011. The Board of Directors has determined that all our transactions and relationships with our Advisor and their respective affiliates during the fiscal year ended December 31, 2011 were fair and were approved in accordance with our policies.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2011. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Business Development Corporation of America:

We have reviewed and discussed with management Business Development Corporation of America’s audited financial statements as of and for the year ended December 31, 2011.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discussed with the independent registered public accounting firm the firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Business Development Corporation of America’s Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee

Leslie D. Michelson
William G. Stanley

INDEPENDENT AUDITOR’S FEES

Grant Thornton LLP (“Grant Thornton”) audited our financial statements for the fiscal year ended December 31, 2011. Grant Thornton reports directly to our Audit Committee. A representative from Grant Thornton will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions. The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and December 31, 2011 by Grant Thornton.

Audit Fees

Audit fees billed were $110,490 and $15,570 for the fiscal years ended December 31, 2011 and December 31, 2010, respectively. The fees were for professional services rendered for audits of the Company’s annual financial statements and for reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

There were no audit related fees billed for the fiscal years ended December 31, 2011 and December 31, 2010.

Tax Fees

There were no tax fees billed for the fiscal years ended December 31, 2011 and 2010.

All Other Fees

There were no other fees billed for the fiscal years ended December 31, 2011 or December 31, 2010.

PREAPPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by Grant Thornton, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Grant Thornton and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton were pre-approved by the Audit Committee.

The services provided by Grant Thornton for the fiscal years ended December 31, 2011 and December 31, 2010 were 100% audit services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its shares of Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. For the fiscal year ended December 31, 2011, we filed one Form 4 late.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of January 25, 2011 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at http://www.bdcofamerica.com by clicking on “Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our Secretary at: Business Development Corporation of America, 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Brian S. Block. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer or chief operating officer, and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

COMPENSATION COMMITTEE REPORT

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Leslie D. Michelson
William G. Stanley
Edward G. Rendell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2011, none of our executive officers received direct compensation from us.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2012 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our Annual Meeting, the proposal must be received at our principal executive offices no later than December 27, 2012.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2013 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 27, 2012 and ending at 5:00 p.m., Eastern Time, on December 27, 2012, unless the date of the 2013 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting. In such event, timely notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

Proposals must also comply with other requirements contained in our Charter and bylaws, including, but not limited to:

1.	as to each director nominee,
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and

2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Business Development Corporation of America, 405 Park Avenue, 15th Floor, New York, NY 10022, Attention: Brian S. Block (telephone: (212) 415-6500).

By Order of the Board of Directors,
/s/ Brian S. Block
Brian S. Block, Chief Financial Officer and Treasurer

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Nicholas S. Schorsch 02 William M. Kahane 03 Leslie D. Michelson 04 William G. Stanley 05 Edward G. Rendell

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000144214_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
Annual Meeting of Stockholders
June 6, 2012 1:00 PM
This proxy is solicited by the Board of Directors

The undersigning hereby appoints Edward M. Weil, Jr. and Brian S. Block, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Business Development Corporation of America (the "Company") to be held at the W New York, 541 Lexington Avenue, New York, NY 10022, at 1:00 p.m. (local time) on Wednesday, June 6, 2012, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast as the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. As the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting

Continued and to be signed on reverse side

0000144214_2 R1.0.0.11699